Exhibit 4.1 VECTOR GROUP LTD. AND EACH OF THE GUARANTORS PARTY HERETO 5.75% SENIOR SECURED NOTES DUE 2029 INDENTURE Dated as of January 28, 2021 U.S. BANK NATIONAL ASSOCIATION as Trustee and as Collateral Agent

TABLE OF CONTENTS Page ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE Section 1.01 Definitions. ................................................................................................................... 1 Section 1.02 Other Definitions. ....................................................................................................... 23 Section 1.03 Trust Indenture Act Not Applicable. .......................................................................... 23 Section 1.04 Rules of Construction. ................................................................................................ 23 ARTICLE 2 THE NOTES Section 2.01 Form and Dating. ........................................................................................................ 24 Section 2.02 Execution and Authentication. ................................................................................... 24 Section 2.03 Registrar and Paying Agent. ....................................................................................... 25 Section 2.04 Paying Agent to Hold Money in Trust. ...................................................................... 25 Section 2.05 Holder Lists. ............................................................................................................... 26 Section 2.06 Transfer and Exchange. .............................................................................................. 26 Section 2.07 Replacement Notes. .................................................................................................... 36 Section 2.08 Outstanding Notes. ..................................................................................................... 36 Section 2.09 Treasury Notes. .......................................................................................................... 37 Section 2.10 Temporary Notes. ....................................................................................................... 37 Section 2.11 Cancellation. ............................................................................................................... 37 Section 2.12 Defaulted Interest. ...................................................................................................... 37 ARTICLE 3 REDEMPTION AND PREPAYMENT Section 3.01 Notices to Trustee. ...................................................................................................... 37 Section 3.02 Selection of Notes to Be Redeemed or Purchased. .................................................... 38 Section 3.03 Notice of Redemption. ............................................................................................... 38 Section 3.04 Effect of Notice of Redemption. ................................................................................ 39 Section 3.05 Deposit of Redemption or Purchase Price. ................................................................. 39 Section 3.06 Notes Redeemed or Purchased in Part........................................................................ 40 Section 3.07 Optional Redemption. ................................................................................................ 40 Section 3.08 Mandatory Redemption; Open Market Purchases. ..................................................... 41 Section 3.09 Offer to Purchase by Application of Excess Proceeds. .............................................. 41 ARTICLE 4 COVENANTS Section 4.01 Payment of Notes. ...................................................................................................... 43 Section 4.02 Maintenance of Office or Agency. ............................................................................. 43 Section 4.03 Reports. ...................................................................................................................... 44 Section 4.04 Compliance Certificate. .............................................................................................. 45 Section 4.05 Taxes. ......................................................................................................................... 45 Section 4.06 Stay, Extension and Usury Laws. ............................................................................... 46 Section 4.07 Restricted Payments. .................................................................................................. 46 Section 4.08 Dividend and Other Payment Restrictions Affecting Subsidiaries. ........................... 48 Section 4.09 Incurrence of Indebtedness and Issuance of Preferred Stock. .................................... 49 Section 4.10 Asset Sales. ................................................................................................................. 52

Page Section 4.11 Transactions with Affiliates. ...................................................................................... 54 Section 4.12 Liens. .......................................................................................................................... 55 Section 4.13 Corporate Existence. .................................................................................................. 56 Section 4.14 Offer to Repurchase Upon Change of Control. .......................................................... 56 Section 4.15 Limitation on Sale and Leaseback Transactions. ....................................................... 57 Section 4.16 Payments for Consent. ................................................................................................ 58 Section 4.17 Additional Note Guarantees. ...................................................................................... 58 Section 4.18 Unrestricted Subsidiaries. ........................................................................................... 58 ARTICLE 5 SUCCESSORS Section 5.01 Merger, Consolidation, or Sale of Assets. .................................................................. 58 Section 5.02 Successor Corporation Substituted. ............................................................................ 60 ARTICLE 6 DEFAULTS AND REMEDIES Section 6.01 Events of Default. ....................................................................................................... 60 Section 6.02 Acceleration. .............................................................................................................. 62 Section 6.03 Other Remedies. ......................................................................................................... 62 Section 6.04 Waiver of Past Defaults. ............................................................................................. 62 Section 6.05 Control by Majority. ................................................................................................... 63 Section 6.06 Limitation on Suits. .................................................................................................... 63 Section 6.07 Rights of Holders of Notes to Receive Payment. ....................................................... 63 Section 6.08 Collection Suit by Trustee. ......................................................................................... 64 Section 6.09 Trustee May File Proofs of Claim. ............................................................................. 64 Section 6.10 Priorities. .................................................................................................................... 64 Section 6.11 Undertaking for Costs. ............................................................................................... 65 ARTICLE 7 TRUSTEE Section 7.01 Duties of Trustee. ....................................................................................................... 65 Section 7.02 Rights of Trustee. ....................................................................................................... 66 Section 7.03 Individual Rights of Trustee. ...................................................................................... 67 Section 7.04 Trustee’s Disclaimer................................................................................................... 68 Section 7.05 Notice of Defaults. ..................................................................................................... 68 Section 7.06 [Reserved]. ................................................................................................................. 68 Section 7.07 Compensation and Indemnity. .................................................................................... 68 Section 7.08 Replacement of Trustee. ............................................................................................. 69 Section 7.09 Successor Trustee by Merger, etc. .............................................................................. 70 Section 7.10 Eligibility; Disqualification. ....................................................................................... 70 ARTICLE 8 LEGAL DEFEASANCE AND COVENANT DEFEASANCE Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance. .................................... 70 Section 8.02 Legal Defeasance and Discharge................................................................................ 70 Section 8.03 Covenant Defeasance. ................................................................................................ 71 Section 8.04 Conditions to Legal or Covenant Defeasance. ........................................................... 71 Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions. .......................................................................................... 72 Section 8.06 Repayment to Company. ............................................................................................ 73 Section 8.07 Reinstatement. ............................................................................................................ 73

Page ARTICLE 9 AMENDMENT, SUPPLEMENT AND WAIVER Section 9.01 Without Consent of Holders of Notes. ....................................................................... 73 Section 9.02 With Consent of Holders of Notes. ............................................................................ 74 Section 9.03 [Reserved]. ................................................................................................................. 76 Section 9.04 Revocation and Effect of Consents. ........................................................................... 76 Section 9.05 Notation on or Exchange of Notes. ............................................................................ 76 Section 9.06 Trustee to Sign Amendments, etc. .............................................................................. 76 ARTICLE 10 COLLATERAL AND SECURITY Section 10.01 Security. ...................................................................................................................... 76 Section 10.02 Equal and Ratable Sharing of Collateral by Holders of Parity Lien Debt. ................. 77 Section 10.03 Release of Liens in Respect of Note Guarantees. ....................................................... 77 Section 10.04 Relative Rights. .......................................................................................................... 78 Section 10.05 Further Assurances. .................................................................................................... 78 Section 10.06 Collateral Agent. ........................................................................................................ 79 Section 10.07 Authorization of Actions to Be Taken. ...................................................................... 80 Section 10.08 Perfection Opinions. ................................................................................................... 81 Section 10.09 Certificates of the Company. ...................................................................................... 81 Section 10.10 [Reserved]. ................................................................................................................. 82 Section 10.11 Environmental Indemnity. .......................................................................................... 82 ARTICLE 11 NOTE GUARANTEES Section 11.01 Guarantee. .................................................................................................................. 83 Section 11.02 Limitation on Guarantor Liability. ............................................................................. 84 Section 11.03 Execution and Delivery of Note Guarantee................................................................ 84 Section 11.04 Guarantors May Consolidate, etc., on Certain Terms. ............................................... 84 Section 11.05 Releases. ..................................................................................................................... 85 ARTICLE 12 SATISFACTION AND DISCHARGE Section 12.01 Satisfaction and Discharge. ........................................................................................ 86 Section 12.02 Application of Trust Money. ...................................................................................... 87 ARTICLE 13 MISCELLANEOUS Section 13.01 [Reserved]. ................................................................................................................. 88 Section 13.02 Notices. ....................................................................................................................... 88 Section 13.03 [Reserved]. ................................................................................................................. 89 Section 13.04 Certificate and Opinion as to Conditions Precedent. .................................................. 89 Section 13.05 Statements Required in Certificate or Opinion. ......................................................... 89 Section 13.06 Rules by Trustee and Agents. ..................................................................................... 89 Section 13.07 No Personal Liability of Directors, Officers, Employees and Stockholders. ............. 89 Section 13.08 Governing Law. .......................................................................................................... 90 Section 13.09 No Adverse Interpretation of Other Agreements. ...................................................... 90 Section 13.10 Successors. ................................................................................................................. 90 Section 13.11 Severability. ................................................................................................................ 90 Section 13.12 Counterpart Originals. ................................................................................................ 90

Page Section 13.13 Table of Contents, Headings, etc. ............................................................................... 91 Section 13.14 Waiver of Jury Trial. .................................................................................................. 91 Section 13.15 Security Advice Waiver. ............................................................................................ 91 Section 13.16 USA Patriot Act. ........................................................................................................ 91 EXHIBITS Exhibit A FORM OF NOTE Exhibit B FORM OF CERTIFICATE OF TRANSFER Exhibit C FORM OF CERTIFICATE OF EXCHANGE Exhibit D FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR Exhibit E FORM OF NOTATION OF GUARANTEE Exhibit F FORM OF SUPPLEMENTAL INDENTURE

1 INDENTURE dated as of January 28, 2021 among Vector Group Ltd., a Delaware corporation, the Guarantors (as defined) and U.S. Bank National Association as Trustee (as defined) and as Collateral Agent (as defined). The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 5.75% Senior Secured Notes due 2029 (the “Notes”): ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE Section 1.01 Definitions. “100 Maple LLC” means 100 Maple LLC, a Delaware limited liability company. “144A Global Note” means each Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that is issued in an aggregate denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A. “ABL Agent” means Wells Fargo Bank, National Association in its capacity as administrative and collateral agent under the Liggett Credit Agreement, and also includes any successor, replacement or agent acting on its behalf as ABL Agent for the ABL Secured Parties under the ABL Documents. “ABL Documents” has the meaning set forth in the Intercreditor Agreement. “ABL Lender” has the meaning set forth in the Intercreditor Agreement. “Accelerated Note Conversion” means the conversion in advance of the scheduled conversion by their terms of any convertible debt securities issued by the Company that are held by Affiliates of the Company, in exchange for the payment by the Company to such Affiliates of accrued interest and additional Equity Interests in the Company (other than Disqualified Stock). “Acquired Debt” means, with respect to any specified Person: (1) Indebtedness of any other Person existing at the time such other Person is merged with or into, or became a Guarantor of, such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Guarantor of, such specified Person; and (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person. “Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same series as the Initial Notes. “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through

2 the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings. “Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent. “Applicable Premium” means, with respect to any Note on any redemption date, as determined by the Company, the greater of: (1) 1.0% of the principal amount of the Note; or (2) the excess of: (a) the present value at such redemption date of (i) the redemption price of the Note at February 1, 2024 (such redemption price being set forth in the table appearing in Section 3.07 hereof) plus (ii) all required interest payments due on the Note through February 1, 2024 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the principal amount of the Note. Calculation of the Applicable Premium will be made by the Company or on behalf of the Company by such Person as the Company shall designate; provided, however, that such calculation shall not be a duty or obligation of the Trustee or Collateral Agent. “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange. “Asset Sale” means: (1) the sale, lease, conveyance or other disposition of any assets or rights; provided, however, that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and the Guarantors taken as a whole will be governed by the provisions of Section 4.14 and/or the provisions of Section 5.01 and not by the provisions of Section 4.10; and (2) the issuance or sale of Equity Interests in any of the Guarantors. Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale: (1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $3.0 million; (2) a transfer of assets between or among the Company and the Guarantors; (3) an issuance of Equity Interests by a Guarantor to the Company or to another Guarantor; (4) the sale, lease, sublease, license, sublicense, conveyance or other disposition of products, services, inventory, or accounts receivable and related assets (including participations therein) in the ordinary course of business, including leases with respect to facilities that are temporarily not in use or pending their disposition, and any sale or other disposition of damaged,

3 worn-out or obsolete assets in the ordinary course of business or any other property that is uneconomic or no longer useful to the conduct of the business of the Company or the Guarantors; (5) the sale or other disposition of cash or Cash Equivalents or Investments that are Permitted Investments; (6) a Restricted Payment that does not violate the provisions of Section 4.07 or a Permitted Investment. (7) the licensing of intellectual property to third Persons on customary terms as determined in good faith by the Board of Directors of the Company; (8) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) for use in the business of the Company or its Subsidiaries; (9) transfers of property subject to casualty or condemnation proceedings; and (10) the granting of Permitted Liens. “Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.” “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. “beneficial owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “beneficially owns” and “beneficially owned” have a corresponding meaning. “Board of Directors” means: (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board; (2) with respect to a partnership, the Board of Directors of the general partner of the partnership; (3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and;

4 (4) with respect to any other Person, the board or committee of such Person serving a similar function. “Business Day” means any day other than a Legal Holiday. “Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP as in effect on January 1, 2019, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty; provided that, notwithstanding the foregoing, in no event shall any lease that would have been categorized as an operating lease as determined in accordance with GAAP prior to giving effect to the Accounting Standards Codification Topic 842, Leases, or any other changes in GAAP subsequent to the date of this Indenture, be considered a capital lease for purposes of this Indenture. “Capital Stock” means: (1) in the case of a corporation, corporate stock; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock. “Cash Equivalents” means: (1) United States dollars and, solely for purposes of the definition of “Permitted Investments,” any national currency of any other country in which the Company or its Guarantors do business; (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition; (3) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank or commercial banking institution that is a member of the Federal Reserve System having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better; (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above or (7) below entered into with any financial institution meeting the qualifications specified in clause (3) above or (7) below;

5 (5) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of acquisition; (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition; and (7) marketable general obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year of the date of acquisition and at the time of acquisition having one of the two highest ratings obtainable from S&P or Moody’s. “Change of Control” means the occurrence of any of the following: (1) any sale, transfer, lease, conveyance or other disposition (in one transaction or a series of related transactions) of all or substantially all of the Company’s property or assets to any person or group of related persons (other than to any of the Company’s wholly owned subsidiaries) as defined in Sections 13(d) and 14(d) of the Exchange Act, including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any sale, transfer, lease, conveyance or other disposition in which (x) persons who, directly or indirectly, are beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of the Company’s Voting Stock immediately prior to such transaction, beneficially own, directly or indirectly, immediately after such transaction at least a majority of the total voting power of the outstanding Voting Stock of the corporation or entity purchasing such properties or assets in such sale, lease, conveyance or other disposition and (y) persons who, directly or indirectly, are beneficial owners of the Company’s Voting Stock immediately prior to such transaction, beneficially own, directly or indirectly, immediately after such transaction shares of common stock of the corporation or entity purchasing such properties or assets in such sale, lease, conveyance or other disposition in a proportion that does not, on the whole, materially differ from such ownership immediately prior to the transaction; (2) the adoption of a plan relating to the liquidation or dissolution of the Company; (3) if any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) other than the Company, its subsidiaries, and the Company’s or its subsidiaries’ employee benefit plans becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the aggregate ordinary voting power represented by the Company’s issued and outstanding stock; or (4) the Company consolidates with, or merges with or into, another person or any person consolidates with, or merges with or into, the Company, other than any consolidation or merger in which (x) persons who, directly or indirectly, are beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of the Company’s Voting Stock immediately prior to such transaction, beneficially own, directly or indirectly, immediately after such transaction at least a majority of the voting power of the outstanding Voting Stock of the continuing or surviving corporation or entity and (y) persons who, directly or indirectly, are beneficial owners of the Company’s Voting Stock immediately prior to such transaction beneficially own, directly or indirectly, immediately after such transaction shares of common stock of the continuing or surviving corporation or entity in a proportion that does not, on the whole, materially differ from such ownership immediately prior to the transaction.

6 “Clearstream” means Clearstream Banking, S.A. “Collateral” means the Pledged Securities and the properties and assets at any time owned or acquired by any of the Pledgors as provided in the Collateral Documents and this Indenture other than the Excluded Assets and except: (1) any properties and assets in which the Collateral Agent is required to release its Liens pursuant to the provisions of the Intercreditor Agreement; and (2) any properties and assets that no longer secure the Note Guarantees or any Obligations in respect thereof pursuant to the provisions of Section 10.03 hereof, provided that, if such Liens are required to be released as a result of the sale, transfer or other disposition of any properties or assets of any of the Guarantors, such assets or properties will cease to be excluded from the Collateral if any of the Guarantors thereafter acquires or reacquires such assets or properties. “Collateral Agent” means U.S. Bank National Association, in its capacity as collateral agent under this Indenture, the Intercreditor Agreement and the Collateral Documents, together with its successors in such capacity. “Collateral Documents” means all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements or other grants or transfers for security executed and delivered by any Guarantor creating (or purporting to create) a Parity Lien upon Collateral in favor of the Collateral Agent for the benefit of the Holders, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time. “Company” means Vector Group Ltd., a Delaware corporation, and any and all successors thereto. “Consolidated EBITDA” means for any period the Consolidated Net Income for such period, after giving pro forma effect to any Investment or acquisition or disposition of a business permitted under this Indenture as if such Investment, acquisition or disposition occurred on the first day of the relevant period, in accordance with Regulation S-X, plus, without duplication: (1) provision for taxes based on income or profits or capital, including state, city and county income, franchise and similar taxes, foreign withholding taxes and foreign unreimbursed value added taxes of the Company and the Guarantors for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus (2) the Fixed Charges of the Company and the Guarantors (including amortization of deferred financing fees and changes in fair value of derivatives embedded within convertible debt) for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus (3) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of the Company and the Guarantors for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

7 (4) any other non-cash charges (including impairment charges, write-offs of assets and the impact of purchase accounting but excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period), to the extent that such non-cash charges were deducted in computing such Consolidated Net Income; plus (5) any one-time, non-recurring expenses or charges related to any Equity Offering, Permitted Investment, acquisition, recapitalization or incurrence of Indebtedness permitted to be incurred under this Indenture (including a refinancing thereof), whether or not consummated, in each case to the extent such expenses or charges were deducted in computing Consolidated Net Income; minus (6) non-cash items increasing such Consolidated Net Income for such period, other than (a) the accrual of revenue in the ordinary course of business and (b) reversals of prior accruals or reserves for non-cash items previously excluded from the definition of Consolidated EBITDA pursuant to clause (3) above, in each case, on a consolidated basis and determined in accordance with GAAP. “Consolidated Net Income” means for any period the aggregate of the Net Income of the Company and the Guarantors for such period, on a consolidated basis, determined in accordance with GAAP; provided that: (1) the Net Income (but not loss) of any Person that is not a Guarantor or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the Company or a Guarantor; (2) the Net Income of any Guarantor will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Guarantor of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement or instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Guarantor or its stockholders (except to the extent of the amount of dividends or similar distributions paid in cash to the Company or a Guarantor during such period); (3) the cumulative effect of a change in accounting principles will be excluded; (4) any restructuring charge or reserve to the extent that such expenses or charges were deducted in computing such Consolidated Net Income, including any restructuring costs incurred in connection with acquisitions after the date of issuance of the Notes and costs related to the closure and/or consolidation of facilities or work force reduction and severance and relocation costs incurred in connection therewith, will be excluded; (5) any unrealized gains and losses due solely to fluctuations in currency values, the value of Investment Securities or the value of Long-Term Investments, and the related tax effects according to GAAP will be excluded; (6) non-cash compensation recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights will be excluded; (7) after-tax gains and losses attributable to discontinued operations will be excluded;

8 (8) the after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses, severance costs and curtailments or modifications or terminations to pension and post-retirement benefit plans will be excluded; (9) any impairment charge or asset write-off, in each case pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP will be excluded; and (10) any deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness will be excluded. “Core Investments” means investments, whether as a long or short position, in equity, debt or derivative securities, including puts, options, warrants or calls, of any Person, including hedge funds, private equity funds or other investment entities, in the ordinary course of the Company’s or any Guarantor’s business, but excluding any investment in (i) any Unrestricted Subsidiary of the Company, or (ii) any joint venture to which the Company, any Guarantor or any Unrestricted Subsidiary is a party. “Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company. “Credit Agreement Borrower” means each of Liggett Group LLC, 100 Maple LLC and any other Guarantor that becomes a borrower under the Liggett Credit Agreement. “Credit Facilities” means, one or more debt facilities (including the Liggett Credit Agreement) or commercial paper facilities, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time. “Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto. “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default. “Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto. “Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture. “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

9 Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and the Guarantors may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends. “Domestic Subsidiary” means any Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Company. “Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment. “Environmental Laws” means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of Governmental Authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to the Company or any of the Guarantors or any Facility. “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock). “Equity Offering” means any public or private sale of common stock or preferred stock of the Company (excluding Disqualified Stock) or contribution to the capital of the Company, other than: (1) public offerings with respect to any such Person’s common stock registered on Form S-8; and (2) issuances to the Company or any Subsidiary of the Company. “Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system. “Eve” means Eve Holdings LLC, a Delaware limited liability company. “Exchange Act” means the Securities Exchange Act of 1934, as amended. “Excluded Assets” means any property, right or interest in which a security interest may not be granted under applicable law; real property, other than the Mebane Facility and any real property that has a Fair Market Value in excess of $12.5 million; equipment subject to purchase money or other financing; investment property or securities, including securities of Affiliates, other than the Pledged Securities; cash and deposit accounts; foreign intellectual property and all intent-to-use trademark applications; aircraft,

10 aircraft engines and motor vehicles; and leasehold interests in real property, each as defined under the UCC (if applicable). “Existing Indebtedness” means Indebtedness of the Company and the Guarantors (other than Indebtedness under the Liggett Credit Agreement) in existence on the date of this Indenture, until such amounts are repaid. “Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by the Company or any of the Guarantors or any of their respective predecessors or Affiliates. “Existing Unsecured Notes” means the Company’s outstanding $555.0 million aggregate principal amount of 10.500% senior notes due 2026, issued pursuant to the Indenture dated as of November 2, 2018, between the Company, as issuer, and U.S. Bank National Association, as trustee, as amended, modified, supplemented, renewed, restated, refinanced, replaced or restructured (whether upon or after termination or otherwise) in whole or in part from time to time. “Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company (unless otherwise provided in this Indenture). “First Priority Debt” has the meaning set forth in the Intercreditor Agreement as in effect on the date of this Indenture. “First Priority Lien” means a Lien to the extent it secures First Priority Debt. “Fixed Charges” means, with respect to the Company and the Guarantors for any period, the sum, without duplication, of: (1) the consolidated interest expense of the Company and the Guarantors for such period, whether paid or accrued, including amortization of debt issuance costs, beneficial conversion features, derivatives embedded within convertible debt and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus (2) the consolidated interest expense of the Company and the Guarantors that was capitalized during such period; plus (3) any interest on Indebtedness of another Person that is guaranteed by the Company or any of the Guarantors or secured by a Lien on assets of the Company or any of the Guarantors, whether or not such Guarantee or Lien is called upon; plus (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of the Company or any of the Guarantors, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Guarantor, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state

11 and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP. “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which (except for purposes of the definition of “Capital Lease Obligations”) are in effect on January 1, 2020, and without giving effect to any changes adopted or required to be adopted by the Company after such date as a result of any actual or proposed update to accounting standards. “Global Note Legend” means the legend set forth in Section 2.06(g)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture. “Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(f) hereof. “Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit. “Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise). “Guarantors” means each of: (1) the Liggett Guarantors; (2) the Domestic Subsidiaries of the Company on the date of this Indenture, other than (i) the New Valley Subsidiaries, (ii) VT Equipment Leasing LLC, (iii) Multi Solutions II, Inc. and (iv) Multi Soft II, Inc.; and (3) any other Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture. “Hazardous Materials” means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which reasonably could be expected to pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment. “Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage,

12 holding, presence, existence, location, release, threatened release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing. “Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under: (1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; (2) other agreements or arrangements designed to manage interest rates or interest rate risk; and (3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices. “Holder” means a Person in whose name a Note is registered. “IAI Global Note” means each Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that is issued in an aggregate denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors. “Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent: (1) in respect of borrowed money; (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof); (3) in respect of banker’s acceptances; (4) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions; (5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, except any such balance that constitutes an accrued expense or trade payable arising in the ordinary course of business and not overdue by more than 90 days; or (6) representing any Hedging Obligations, if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified

13 Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. “Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on Environmental Laws, on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of the Company or any of the Guarantors. “Indenture” means this Indenture, as amended, supplemented, modified, renewed, restated or replaced, in whole or in part, from time to time. “Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant. “Initial Notes” means the first $875.0 million aggregate principal amount of Notes issued under this Indenture on the date hereof. “Initial Purchaser” means Jefferies LLC. “Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act who is not also a QIB. “Intercreditor Agreement” means that certain Second Amended and Restated Intercreditor and Lien Subordination Agreement, dated January 28, 2021, by and among Wells Fargo Bank, National Association, as ABL Agent, U.S. Bank National Association, as Collateral Agent, Liggett Group LLC, as an initial borrower, 100 Maple LLC, as an initial borrower, and the other borrowers from time to time party thereto. “Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value. “Investment Securities” means investment securities classified as such under GAAP. “Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the

14 next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period. “Leverage Ratio” means the ratio of (i) the sum of (A) the aggregate outstanding amount of Indebtedness of the Company and the Guarantors as of the last day of the most recently ended fiscal quarter for which financial statements are internally available as of the date of calculation on a combined consolidated basis in accordance with GAAP, less cash, cash equivalents, the Fair Market Value of Investment Securities and the Fair Market Value of Long-Term Investments of the Company and the Guarantors, plus (B) the aggregate outstanding amount of Indebtedness incurred in connection with margining of Core Investments (to the extent not included in Indebtedness under clause (i)(A) above), plus (C) the aggregate liquidation preference of all outstanding Disqualified Stock of the Company as of the last day of such fiscal quarter to (ii) the aggregate Consolidated EBITDA of the Company for the last four full fiscal quarters for which financial statements are internally available ending on or prior to the date of determination. Notwithstanding the foregoing, to the extent that Douglas Elliman Realty LLC, or any successor thereto, is classified on the Company’s or any Guarantor’s balance sheet as a Long Term Investment, then the book value, rather than the Fair Market Value, of such Long Term Investment will be used for purposes of the foregoing calculation. “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction. “Liggett Credit Agreement” means that certain Third Amended and Restated Credit Agreement, dated as of January 14, 2015, by and among Wells Fargo Bank, National Association, as administrative agent and collateral agent, Wells Fargo, National Association, as lender, Liggett Group LLC and 100 Maple LLC, as borrowers, providing for revolving credit borrowings, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, modified, supplemented, renewed, restated, refinanced, replaced or restructured (whether upon or after termination or otherwise) in whole or in part from time to time. “Liggett Group LLC” means Liggett Group LLC, a Delaware limited liability company. “Liggett Guarantors” means each of Liggett Group LLC and 100 Maple LLC. “Long-Term Investments” means long-term investments classified as such under GAAP. “Mebane Facility” means that certain real property located in Mebane, North Carolina and owned by 100 Maple LLC. “Moody’s” means Moody’s Investors Service, Inc. “Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however: (1) any gain or loss, together with all fees and expenses related thereto and any related provision for taxes on such gain or loss, realized in connection with:

15 (a) any Asset Sale; or (b) the disposition of any securities or Investments by such Person or any of the Guarantors or the extinguishment of any Indebtedness of such Person or any of the Guarantors; and (2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss. “Net Proceeds” means the aggregate cash proceeds received by the Company or any of the Guarantors in respect of any Asset Sale (including any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP. “New Valley Subsidiaries” means New Valley LLC, a Delaware limited liability company, and its Subsidiaries. “Non-U.S. Person” means a Person who is not a U.S. Person. “Note Guarantee” means the Guarantee by each Guarantor of the Company’s obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture. “Noteholder Documents” means this Indenture, the Notes, the Note Guarantees, and the Collateral Documents, in each case, as amended, modified, supplemented, renewed, restated or replaced, in whole or in part, from time to time as provided thereby. “Notes” has the meaning set forth in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes. “Obligations” means any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including, to the extent legally permitted, all interest accrued thereon after the commencement of any insolvency or liquidation proceeding at the rate, including any applicable post-default rate, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), fees, indemnifications, reimbursements, expenses and other liabilities payable under the documentation governing any Indebtedness. “Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary, any Executive Vice President, any Senior Vice President or any Vice President of such Person. “Officers’ Certificate” means a certificate signed by the Chairman of the Board, the President, any Executive Vice President, any Senior Vice President or any Vice President, and by the Chief

16 Financial Officer, the Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary, of the Company, that meets the requirements of Section 13.05 hereof. One of the officers signing an Officers’ Certificate given pursuant to Section 4.04 shall be the principal executive, financial or accounting officer of the Company. “Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 13.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee. “Parity Lien” means a Lien granted under a Collateral Document to the Collateral Agent, at any time, upon any property of any Guarantor providing security to secure Parity Lien Obligations. “Parity Lien Debt” means: (1) the Initial Notes; and (2) any other Indebtedness of the Company other than intercompany Indebtedness and Existing Indebtedness (A) pursuant to Additional Notes or (B) otherwise permitted to be incurred under this Indenture that is, or the Guarantees of which are, secured by the Collateral equally and ratably with the Notes and the Note Guarantees; provided that, in the case of this clause (B), an authorized representative of the holders of such Indebtedness shall have entered into (i) a supplement or joinder to the Intercreditor Agreement and any other documents required by the Intercreditor Agreement, in each case, to the extent required by the Intercreditor Agreement, and (ii) a customary intercreditor agreement with the Collateral Agent and any other documents required by such intercreditor agreement, in each case in this clause (ii) reasonably satisfactory to the Collateral Agent. “Parity Lien Obligations” means Parity Lien Debt and all other Obligations in respect thereof. “Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream). “Permitted Investments” means: (1) any Investment in the Company or in a Guarantor; (2) any Investment in Cash Equivalents; (3) any Investment by the Company or any Guarantor in a Person, if as a result of such Investment: (a) such Person becomes a Guarantor; or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Guarantor; (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof.

17 (5) any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (6) any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any Guarantor, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates; (7) loans or advances to employees made in the ordinary course of business of the Company or any Guarantor in an aggregate principal amount not to exceed $1.0 million at any one time outstanding; (8) repurchases of the Notes; (9) any Investment by the Company or any Guarantor in Core Investments; (10) Investments represented by Hedging Obligations; (11) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment in the ordinary course of business or consistent with past practice; (12) provision of services to customers, joint ventures in which the Company or a Guarantor holds or acquires an ownership interest, strategic alliances or Unrestricted Subsidiaries in the ordinary course of business or consistent with past practice; (13) Investments existing on the date of this Indenture; and (14) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (14) that are at the time outstanding, not to exceed $10.0 million. “Permitted Liens” means: (1) Liens in favor of the ABL Agent securing First Priority Debt; (2) Liens held by the Collateral Agent equally and ratably securing the Initial Notes (or the Note Guarantees thereof, as applicable) and all future Parity Lien Debt and other Parity Lien Obligations; (3) Liens in favor of the Company or the Guarantors; (4) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Guarantor; provided, however, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Guarantor;

18 (5) Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Guarantor; provided, however, that such Liens were in existence prior to, and not incurred in contemplation of, such acquisition; (6) Liens to secure the performance of statutory obligations (including obligations under worker’s compensation, unemployment insurance or similar legislation), surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business, as well as obligations under the trade contracts and leases (exclusive of obligations for the payment of borrowed money) and cash deposits in connection with acquisitions otherwise permitted under this Indenture; (7) Liens existing on the date of this Indenture; (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided, however, that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor; (9) Liens imposed by law, such as carriers’, warehousemen’s, landlords’ and mechanics’ Liens, in each case, incurred in the ordinary course of business; (10) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (11) Liens created for the benefit of (or to secure) the Notes (or the Note Guarantees); (12) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided, however, that: (a) the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and (b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses (including upfront fees and original issue discount), including premiums (including tender premiums), related to such renewal, refunding, refinancing, replacement, defeasance or discharge; (13) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.09(b)(10) hereof covering only the assets acquired with or financed by such Indebtedness; (14) Liens arising by reason of any judgment, decree or order not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings

19 which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within such proceedings may be initiated shall not have expired; and (15) Liens to secure obligations permitted by Section 4.09(b)(14) hereof; provided that such Liens do not comprise Liens on any of the Collateral. “Permitted Prior Liens” means: (1) Liens described in clauses (1), (4), (5), (7) or (13) of the definition of “Permitted Liens;” and (2) Permitted Liens that arise by operation of law and are not voluntarily granted, to the extent entitled by law to priority over the Liens created by the Collateral Documents. “Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any Guarantor issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any Guarantor (other than intercompany Indebtedness); provided, however, that: (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses (including upfront fees and original issue discount), including premiums (including tender premiums), incurred in connection therewith); (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; (3) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; (4) such Indebtedness is incurred either by the Company or by the Guarantor who is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and (5) such Permitted Refinancing Indebtedness, and any guarantee thereof, may only be secured by a Lien if (a) the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged, or any guarantee thereof, was secured by a Lien (the “Original Lien”) and (b) the Lien securing such Permitted Refinancing Indebtedness (i) does not have a higher priority than the Original Lien and (ii) is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the Original Lien arose, could secure the Original Lien (plus improvements and accessions to such property or proceeds or distributions thereof).

20 “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity. “Pledged Securities” means all of the Capital Stock of each of Liggett Group LLC and Vector Tobacco. “Pledgor” means each of Liggett Group LLC, 100 Maple LLC and Vector Tobacco and any successor thereto who is required to assume their obligations under this Indenture or the Collateral Documents. “Private Placement Legend” means the legend set forth in Section 2.06(g)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture. “QIB” means a “qualified institutional buyer” as defined in Rule 144A. “Regulation S” means Regulation S promulgated under the Securities Act. “Regulation S Global Note” means each Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that is issued in an aggregate denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S. “Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers with direct responsibility for administering this Indenture, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject. “Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend. “Restricted Global Note” means a Global Note bearing the Private Placement Legend. “Restricted Investment” means an Investment other than a Permitted Investment. “Restricted Period” means the 40-day distribution compliance period as defined in Regulation S. “Rule 144” means Rule 144 promulgated under the Securities Act. “Rule 144A” means Rule 144A promulgated under the Securities Act. “Rule 903” means Rule 903 promulgated under the Securities Act. “Rule 904” means Rule 904 promulgated under the Securities Act. “S&P” means Standard & Poor’s Ratings Group. “Sale of Collateral” means any Asset Sale involving a sale or other disposition of Collateral. “SEC” means the Securities and Exchange Commission.

21 “Secured Indebtedness” means all Indebtedness of the Company and the Guarantors that is secured by Liens on any of their assets, including, but not limited to, Indebtedness pursuant to the Liggett Credit Agreement and the Notes. “Secured Leverage Ratio” means the ratio calculated in accordance with the definition herein of “Leverage Ratio” except that “Secured Indebtedness” shall be substituted for all occurrences of “Indebtedness” in such definition. “Securities Act” means the Securities Act of 1933, as amended. “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture. “Springing Maturity Condition” means the condition whereby the entire aggregate principal amount of the Existing Unsecured Notes (including, for avoidance of doubt, any amendment, modification, supplement, renewal, restatement, refinancing, replacement or restructuring (whether upon or after termination or otherwise) thereof)) has not been repurchased (and cancelled), redeemed, defeased, repaid or satisfied and discharged or refinanced with Indebtedness with a maturity date that is at least 91 days after the maturity date of the Notes in full prior to the Springing Maturity Date. “Springing Maturity Date” means the date that is 91 days before the final stated maturity date of the Existing Unsecured Notes. “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of this Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof. “Subsidiary” means, with respect to any specified Person: (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof). “TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb). “Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption

22 date to February 1, 2024, or in the case of a satisfaction and discharge or a defeasance, at least two Business Days prior to the date on which the Company deposits the amounts required under this Indenture; provided, however, that if the period from the redemption date to February 1, 2024 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. “Trustee” means U.S. Bank National Association until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder. “Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend. “Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend. “Unrestricted Subsidiary” means any Subsidiary of the Company other than any Subsidiary that is a Guarantor and other than any Subsidiary owning or operating the business currently operated by Liggett Group LLC. “U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act. “Vector Tobacco” means Vector Tobacco Inc., a Virginia corporation. “VGR Holding” means VGR Holding LLC, a Delaware limited liability company. “Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person. “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (2) the then outstanding principal amount of such Indebtedness. “Zoom” means Zoom E-Cigs LLC, a Delaware limited liability company.

23 Section 1.02 Other Definitions. Defined in Term Section “Affiliate Transaction” ...................................................................................... 4.11 “Asset Sale Offer” .............................................................................................. 3.09 “Authentication Order” ..................................................................................... 2.02 “Change of Control Offer” ................................................................................ 4.14 “Change of Control Payment” ........................................................................... 4.14 “Change of Control Payment Date” .................................................................. 4.14 “Covenant Defeasance” ..................................................................................... 8.03 “DTC” ................................................................................................................ 2.03 “Event of Default” ............................................................................................. 6.01 “Excess Proceeds” ............................................................................................. 4.10 “incur” ............................................................................................................... 4.09 “Interest Payment Date” .................................................................................... Exhibit A “Legal Defeasance” ........................................................................................... 8.02 “Offer Amount” .................................................................................................. 3.09 “Offer Period” ................................................................................................... 3.09 “Paying Agent” .................................................................................................. 2.03 “Permitted Debt” ............................................................................................... 4.09 “Payment Default” ............................................................................................ 6.01 “Purchase Date” ................................................................................................ 3.09 “Registrar” ........................................................................................................ 2.03 “Restricted Payments” ....................................................................................... 4.07 Section 1.03 Trust Indenture Act Not Applicable. This Indenture has not been qualified under the TIA and no provision of the TIA shall be deemed a part of, or applicable to, this Indenture, except to the extent (and only to the extent) specifically provided in Section 7.03 hereof. Section 1.04 Rules of Construction. Unless the context otherwise requires: (1) a term has the meaning assigned to it; (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP; (3) “or” is not exclusive; (4) words in the singular include the plural, and in the plural include the singular; (5) “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation.” (6) “will” shall be interpreted to express a command; (7) provisions apply to successive events and transactions; and

24 (8) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time. ARTICLE 2 THE NOTES Section 2.01 Form and Dating. (a) General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling. (b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof. Section 2.02 Execution and Authentication. At least one Officer must sign the Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid. A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture. The Trustee will, upon receipt of a written order of the Company stating the CUSIP number, principal amount, name of Holder and date of authentication for each Note, signed by two Officers (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

25 The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company. Section 2.03 Registrar and Paying Agent. The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar. The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes. The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes. None of the Trustee, any Paying Agent or the Registrar shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Note in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. The Trustee and the Registrar shall be entitled to deal with any Depositary, and any nominee thereof, that is the Holder of any such Global Note for all purposes of this Indenture relating to such Global Note (including the payment of principal, premium, if any, and interest the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Note) as the sole Holder of such Global Note and shall have no obligations to the beneficial owners thereof. None of the Trustee, any Paying Agent or the Registrar shall have any responsibility or liability for any acts or omissions of any such depositary with respect to such Global Note, for the records of any such Depositary, including records in respect of beneficial ownership interests in respect of any such Global Note, for any transactions between such Depositary and any participant in such Depositary or between or among any such Depositary, any such participant and/or any holder or owner of a beneficial interest in such Global Note or for any transfers of beneficial interests in any such Global Note. Section 2.04 Paying Agent to Hold Money in Trust. The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

26 Section 2.05 Holder Lists. The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes. Section 2.06 Transfer and Exchange. (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if: (1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary; (2) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or (3) there has occurred and is continuing a Default or Event of Default with respect to the Notes. Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof. (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable: (1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than

27 an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1). (2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either: (A) both: (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or (B) both: (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and (ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof. (3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following: (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

28 (C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable. (4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following: (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or (B) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (4), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. If any such transfer is effected pursuant to this subparagraph (4) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this subparagraph (4). Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note. (c) Transfer or Exchange of Beneficial Interests for Definitive Notes. (1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation: (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

29 (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof; (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof; (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof; (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable; (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein. (2) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following: (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

30 (B) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (2), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. (3) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend. (d) Transfer and Exchange of Definitive Notes for Beneficial Interests. (1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation: (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof; (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof; (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof; (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with

31 Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof; (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable; (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note. (2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following: (A) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or (B) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (2), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note. (3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial

32 interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes. If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred. (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e). (1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following: (A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable. (2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following: (A) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or (B) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted

33 Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (2), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. (3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof. (f) [Reserved]. (g) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture. (1) Private Placement Legend. (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form: THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF REPRESENTS THAT IT IS (1) A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) NOT A U.S. PERSON AND IS ACQUIRING ITS NOTE IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (3) AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a) (1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT. THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF VECTOR GROUP LTD. THAT (A) PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS SECURITY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) TO VECTOR GROUP LTD. OR ANY SUBSIDIARY THEREOF, (II) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT

34 PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (V) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a) (1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL “ACCREDITED INVESTOR,” FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (VI) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (VII) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO IN CLAUSE (A) ABOVE. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS SECURITY PURSUANT TO CLAUSE (A) (VII) ABOVE OR UPON ANY TRANSFER OF THIS SECURITY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER THE TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTION. (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend. (2) Global Note Legend. Each Global Note will bear a legend in substantially the following form: “THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF VECTOR GROUP LTD. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS

35 MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.” (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase. (i) General Provisions Relating to Transfers and Exchanges. (1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request. (2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.14 and 9.05 hereof). (3) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part. (4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange. (5) Neither the Registrar nor the Company will be required: (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection; (B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

36 (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date. (6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary. (7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof. (8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile. Section 2.07 Replacement Notes. If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss, liability or expense that any of them may suffer if a Note is replaced and subsequently presented or claimed for payment. The Company may charge for its expenses in replacing a Note. Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder. Section 2.08 Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof. If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser. If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue. If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

37 Section 2.09 Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded. Section 2.10 Temporary Notes. Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes. Holders of temporary Notes will be entitled to all of the benefits of this Indenture. Section 2.11 Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirement of the Exchange Act) in accordance with its customary practices. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation. Section 2.12 Defaulted Interest. If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will deliver (including by electronic means) to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid. ARTICLE 3 REDEMPTION AND PREPAYMENT Section 3.01 Notices to Trustee. If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 10 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth:

38 (1) the clause of this Indenture pursuant to which the redemption shall occur; (2) the redemption date; (3) the principal amount of Notes to be redeemed; and (4) the redemption price. Any redemption referenced in such Officers’ Certificate may be cancelled by the Company at any time prior to notice of redemption being delivered to any Holder and thereafter shall be null and void. If the redemption price is not known at the time such notice is to be given, the actual redemption price, calculated as described in the terms of the Notes, will be set forth in an Officers’ Certificate of the Company delivered to the Trustee no later than two Business Days prior to the redemption date. Section 3.02 Selection of Notes to Be Redeemed or Purchased. If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase on a pro rata or by lot basis unless otherwise required by law, DTC’s procedures or applicable stock exchange requirements. In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 10 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase. The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase. Section 3.03 Notice of Redemption. Subject to the provisions of Section 3.09 hereof, at least 10 days but not more than 60 days before a redemption date, the Company will deliver (including by electronic means) a notice of redemption to each Holder whose Notes are to be redeemed, except that redemption notices may be delivered (including by electronic means) more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 12 hereof. The notice will identify the Notes to be redeemed and will state: (1) the redemption date; (2) the redemption price;

39 (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note; (4) the name and address of the Paying Agent; (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price; (6) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date; (7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes. At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 15 days prior to the redemption date (or such shorter period as agreed by the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and a complete form of Notice setting forth the information to be stated in such notice as provided in the preceding paragraph. Section 3.04 Effect of Notice of Redemption. Except as provided in this Section 3.04, once a notice of redemption is delivered in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. Notices of redemption may be subject to one or more conditions precedent, including completion of an Equity Offering. If a redemption is subject to one or more conditions precedent, a notice of redemption may state, in the Company’s discretion, that the redemption date may be delayed until such time as all conditions are met, or such redemption may not occur and such redemption notice may be rescinded in the event any or all of such conditions shall not have been satisfied by the redemption date as stated in such redemption notice, or by the redemption date as so delayed. The Company will provide prompt written notice to the Trustee no later than 11:00 a.m. New York City time on the date fixed for redemption rescinding or extending such redemption in the event that any such condition precedent shall not have occurred, and such redemption and notice of redemption shall be rescinded and of no force or effect, or extended, as applicable. Upon receipt of such notice from the Company rescinding or extending such redemption, the Trustee will promptly deliver a copy of such notice to the Holders of the Notes to be redeemed in the same manner in which the notice of redemption was given. Section 3.05 Deposit of Redemption or Purchase Price. Prior to 11:00 a.m. (New York City time) on the redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying

40 Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of and accrued interest on all Notes to be redeemed or purchased. If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof. Section 3.06 Notes Redeemed or Purchased in Part. Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered. Section 3.07 Optional Redemption. (a) At any time prior to February 1, 2024, the Company may on any one or more occasions redeem up to 40% of the aggregate principal amount of Notes issued under this Indenture at a redemption price of 105.75% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, with the net cash proceeds of a sale of common Equity Interests (other than Disqualified Stock) of the Company; provided that: (1) at least 60% of the aggregate principal amount of Notes originally issued under this Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and (2) the redemption occurs within 90 days of the date of the closing of such sale of Equity Interests. (b) At any time prior to February 1, 2024, the Company may also redeem all or a part of the Notes, upon not less than 10 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the applicable date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date. (c) Except pursuant to Sections 3.07(a), (b) and (e) hereof, the Notes will not be redeemable at the Company’s option prior to February 1, 2024. (d) On or after February 1, 2024, the Company may redeem all or a part of the Notes upon not less than 10 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, on the Notes redeemed to the applicable redemption date, if redeemed during the twelve-month period beginning on February 1 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant Interest Payment Date:

41 Year Percentage 2024 ............................................................................................................... 102.875% 2025 ............................................................................................................... 101.438% 2026 and thereafter ........................................................................................ 100.000% Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date. (e) In the event that Holders of not less than 90% of the aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer, Asset Sale Offer or other tender offer and the Company (or a third party making the offer) purchases all of the Notes validly tendered and not withdrawn by such Holders, all of the Holders of the Notes that remain outstanding will be deemed to have consented to a redemption of the Notes on the terms set forth in this paragraph, and accordingly, the Company or third party offeror, as applicable, will have the right, upon not less than 10 nor more than 60 days’ prior notice to the Holders and the Trustee, given not more than 30 days following the purchase pursuant to such offer described above, to redeem (in the case of the Company) or purchase (in the case of a third party offeror) all of the Notes that remain outstanding following such purchase at a redemption price or purchase price, as the case may be, equal to the price paid to each other Holder in such offer (which may be less than par) plus, to the extent not included in such price, accrued and unpaid interest on the Notes that remain outstanding, to but excluding the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the redemption date). (f) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof. Section 3.08 Mandatory Redemption; Open Market Purchases. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes. The Company may at any time and from time to time purchase Notes in the open market or otherwise provided any such purchase does not otherwise violate the provisions of this Indenture. Section 3.09 Offer to Purchase by Application of Excess Proceeds. In the event that, pursuant to Section 4.10 hereof, the Company is required to commence an offer to all Holders to purchase Notes (an “Asset Sale Offer”), it will follow the procedures specified below. The Asset Sale Offer shall be made to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Company will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and such other pari passu Indebtedness (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made. If the Purchase Date is on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name a Note is

42 registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer. Upon the commencement of an Asset Sale Offer, the Company will deliver (including by electronic means) a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state: (1) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open; (2) the Offer Amount, the purchase price and the Purchase Date; (3) that any Note not tendered or accepted for payment will continue to accrue interest; (4) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date; (5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased only in denominations of $2,000 and integral multiples of $1,000 in excess thereof; (6) that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date; (7) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; (8) that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the Offer Amount, the Company will select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or integral multiples of $1,000 in excess thereof, will be purchased); and (9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer). On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in

43 accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) deliver (including by electronic means) to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon written request from the Company, will authenticate and deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly delivered (including by electronic means) by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Purchase Date. Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof. ARTICLE 4 COVENANTS Section 4.01 Payment of Notes. The Company will pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest at the same rate to the extent lawful. Section 4.02 Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands (but not service of process) may be made at the Corporate Trust Office of the Trustee. The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

44 Section 4.03 Reports. (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes or cause the Trustee to furnish to the Holders of Notes, within the time periods specified in the SEC’s rules and regulations (including, for the avoidance of doubt, any extension periods pursuant thereto): (1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports; and (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Company’s consolidated financial statements by the Company’s independent accountants. In addition, the Company will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (including, for the avoidance of doubt, any extension periods pursuant thereto) (unless the SEC will not accept such a filing) and will post the reports on its website within those time periods. If, at any time, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding paragraph with the SEC within the time periods in the SEC’s rules and regulations (including, for the avoidance of doubt, any extension periods pursuant thereto) unless the SEC will not accept such a filing. The Company will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company's filings for any reason, the Company will post the reports referred to in the preceding paragraph on its website within the time periods that would apply if the Company were required to file those reports with the SEC (including, for the avoidance of doubt, any extension periods pursuant to the SEC’s rules and regulations). (b) To the extent required by the SEC, the quarterly and annual financial information required by paragraph (a) of this Section 4.03 will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and the Guarantors separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company. (c) For so long as any Notes remain outstanding, if at any time the Company and the Guarantors are not required to file with the SEC the reports required by paragraphs (a) and (b) of this Section 4.03, the Company and the Guarantors will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. (d) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Trustee is under no duty to examine such reports, information or documents to ensure compliance with the provisions of this Indenture or to ascertain the correctness or otherwise of the information or the statements contained therein. The Trustee is entitled to assume such compliance

45 and correctness unless a Responsible Officer of the Trustee is informed otherwise. The Trustee shall have no responsibility for the filing, timeliness or content of reports. Section 4.04 Compliance Certificate. (a) The Company and each Guarantor shall deliver to the Trustee, within 90 days after the end of each fiscal year, commencing with the fiscal year ending December 31, 2021, an Officers’ Certificate stating that: (1) a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and the Collateral Documents, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge no Default or Event of Default has occurred and is continuing (or, if a Default or Event of Default has occurred and is continuing, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto; and (2) in the opinion of the signing Officers, either (A)(i) action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of this Indenture, financing statements or continuation statements as is necessary to maintain the Liens of the Collateral Documents and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Officers’ Certificates in which such details are given, and (ii) based on relevant laws as in effect on the date of such Officers’ Certificate, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months to maintain the Liens of the Collateral Documents and reciting the details of such actions; or (B) no such action is necessary to maintain such Liens. (b) So long as any of the Notes are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. (c) Except with respect to receipt of Note payments when due and any Default or Event of Default information contained in the Officers’ Certificate delivered to it pursuant to this Section 4.04, the Trustee shall have no duty to review, ascertain or confirm the Company’s compliance with, or the breach of, any representation, warranty or covenant made in this Indenture. (d) The Company shall give prompt written notice to the Trustee if the Springing Maturity Condition has been satisfied. Section 4.05 Taxes. The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

46 Section 4.06 Stay, Extension and Usury Laws. The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted. Section 4.07 Restricted Payments. (a) Neither the Company nor any Guarantor will, directly or indirectly: (1) declare or pay any dividend or make any other payment or distribution on account of the Company’s or such Guarantor’s Equity Interests (including any payment in connection with any merger or consolidation involving the Company or any Guarantor) or to the direct or indirect holders of the Company’s or any such Guarantor’s Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends or any other payments or distributions payable to the Company or a Guarantor); (2) purchase, redeem or otherwise acquire or retire for value (including in connection with any merger or consolidation involving the Company) any Equity Interests of the Company; (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Company and any of the Guarantors), except a payment of interest or principal at the Stated Maturity thereof; or (4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless at the time of such Restricted Payment, the Company’s Consolidated EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available is no less than $75.0 million, provided that the Company shall not be permitted to make any distribution or dividend of any Equity Interests in, or non-cash assets of, any Guarantor. (b) The provisions of Section 4.07(a) will not prohibit: (1) the payment of any dividend or other distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or other distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or other distribution or redemption payment would have complied with the provisions of this Indenture; (2) so long as no Event of Default has occurred and is continuing or would be caused thereby, the making of any Restricted Payment in exchange for, or out of the net cash proceeds of

47 the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company; (3) so long as no Event of Default has occurred and is continuing or would be caused thereby, the repurchase, redemption, defeasance, discharge or other acquisition or retirement for value of Indebtedness of the Company or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness; (4) the repurchase, redemption, defeasance, discharge or other acquisition or retirement for value of Disqualified Stock of the Company or a Guarantor with the net cash proceeds from a substantially concurrent incurrence of other Disqualified Stock; (5) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Guarantor to the holders of its Equity Interests on a pro rata basis (except for dividends by a Guarantor to the Company or another Guarantor, which may be made on a non-pro rata basis); (6) the repurchase of Equity Interests deemed to occur upon the exercise of stock options, warrants or other convertible or exchangeable securities to the extent such Equity Interests represent a portion of the exercise price of those stock options, warrants or other convertible or exchangeable securities, or the reduction in Equity Interests to account for payment in respect of withholding, income or similar taxes, paid on behalf of the employee recipients or other qualified recipients; (7) the repurchase, redemption, defeasance or other acquisition or retirement of Equity Interests held by any future, present or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates), upon death, disability, retirement, severance or termination of employment or pursuant to any management benefit plan or agreement under which the Equity Interests were issued; provided that the aggregate price paid for all such Equity Interests repurchased, redeemed, defease or otherwise acquired or retired shall not exceed $2.5 million in any calendar year (with unused amounts in any calendar year being carried over to the next succeeding calendar year, but not calendar years subsequent to such next succeeding calendar year); (8) so long as no Event of Default has occurred and is continuing or would be caused thereby, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company or any Guarantor issued on or after the date of this Indenture in accordance with the Leverage Ratio and Secured Leverage Ratio tests described in Section 4.09(a) hereof; and (9) the distribution of the Equity Interests of Eve to the Company in order to contribute such Equity Interests to Vector Tobacco, provided that Eve shall remain a Guarantor. The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Guarantor, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this Section 4.07 will be determined by the Board of Directors of the Company whose resolution with respect thereto will be delivered to the Trustee. The Board of Directors’ determination must be based upon an opinion or appraisal issued by an

48 accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $10.0 million. Section 4.08 Dividend and Other Payment Restrictions Affecting Subsidiaries. (a) Neither the Company nor any Guarantor will, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Guarantor to: (1) pay dividends or make any other distributions on its Capital Stock to the Company or any Guarantor, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any Guarantor; (2) make loans or advances to the Company or any of the Guarantors; or (3) sell, lease or transfer any of its properties or assets to the Company or any Guarantor. (b) The restrictions in Section 4.08(a) hereof will not apply to encumbrances or restrictions existing under or by reason of: (1) agreements governing Existing Indebtedness and Credit Facilities, and any collateral documents with respect thereto, as in effect on the date of this Indenture and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided, however, that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the more restrictive of (x) those agreements and (y) this Indenture; (2) this Indenture, the Notes, the Note Guarantees and the Collateral Documents; (3) applicable law, rule, regulation or order; (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of the Guarantors as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided, however, that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred; (5) customary non-assignment provisions in contracts, leases and licenses entered into in the ordinary course of business or that restrict the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract; (6) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of Section 4.08(a) hereof; (7) any agreement for the sale or other disposition of a Guarantor that restricts distributions by that Guarantor pending the sale or other disposition;

49 (8) Permitted Refinancing Indebtedness; provided, however, that the encumbrances and restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the more restrictive of (x) the agreements governing the Indebtedness being refinanced and (y) this Indenture, as determined in good faith by the Board of Directors of the Company; (9) Liens permitted to be incurred under the provisions of Section 4.12 hereof that limit the right of the debtor to dispose of the assets subject to such Liens; (10) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of the Company’s or a Guarantor’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements; (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; (12) provisions limiting the disposition or distribution of assets in joint venture agreements entered into (i) in the ordinary course of business or (ii) with the approval of the Company’s or a Guarantor’s Board of Directors or chief financial officer, which limitation or prohibition is applicable only to the assets that are the subject of such agreements; (13) net worth provisions in leases and other agreements entered into by the Company or any Guarantor in the ordinary course of business; or (14) agreements governing Indebtedness permitted to be incurred pursuant to Section 4.09 hereof; provided, however, that the Board of Directors of the Company determines in good faith (such determination to be evidenced by a resolution of the Board of Directors) that such encumbrances and restrictions are not materially more restrictive, taken as a whole, than those in the more restrictive of (x) the Liggett Credit Agreement (as in effect on the date of this Indenture) and (y) this Indenture, and would not reasonably be expected to impair the ability of the Company to make payments of interest and scheduled payments of principal on the Notes, in each case as and when due, or to impair any Guarantor’s ability to honor its Note Guarantee. Section 4.09 Incurrence of Indebtedness and Issuance of Preferred Stock. (a) Neither the Company nor any Guarantor will, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and none of the Guarantors will issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Leverage Ratio and the Secured Leverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued, as the case may be, would have been no greater than 3.0 to 1.0 in respect of the Leverage Ratio and 1.5 to 1.0 in respect of the Secured Leverage Ratio, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

50 (b) The provisions of Section 4.09(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”): (1) the incurrence by the Company and any of the Guarantors of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and the Guarantors thereunder) not to exceed $100.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any of the Guarantors since the date of this Indenture to repay any term Indebtedness under a Credit Facility or to repay any revolving credit Indebtedness under a Credit Facility and effect a corresponding commitment reduction thereunder pursuant to Section 4.10 hereof; (2) the incurrence by the Company and the Guarantors of the Existing Indebtedness; (3) the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes and the related Note Guarantees to be issued on the date of this Indenture; (4) the incurrence by the Company or any of the Guarantors of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.09(a) hereof or clauses (2), (3), (4) and (10) of this Section 4.09(b); (5) the incurrence by the Company or any of the Guarantors of intercompany Indebtedness between or among the Company and any of the Guarantors; provided, however, that: (A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Guarantor and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Guarantor, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Guarantor, as the case may be, that was not permitted by this clause (5); (6) the issuance by any of the Guarantors to the Company or to any of the Guarantors of shares of preferred stock; provided, however, that: (A) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Guarantor; and (B) any sale or other transfer of any such preferred stock to a Person that is not either the Company or a Guarantor, will be deemed, in each case, to constitute an issuance of such preferred stock by such Guarantor that was not permitted by this clause (6); (7) the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Guarantor that was permitted to be incurred by another provision of this Section

51 4.09; provided, however, that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed; (8) the incurrence by the Company or any of the Guarantors of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance and surety bonds, appeal or other similar bonds in the ordinary course of business, and in any such case any reimbursement obligations in connection therewith; (9) the incurrence by the Company or any of the Guarantors of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days; (10) the incurrence by the Company or any of the Guarantors of Indebtedness represented by Capital Lease Obligations, purchase money obligations or other obligations, in each case incurred for the purpose of financing all or any part of the purchase price, cost or value of any equipment used in the business of the Company or any of the Guarantors, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (10), not to exceed $25.0 million at any time outstanding; (11) the incurrence by the Company or any of the Guarantors of Hedging Obligations; (12) Indebtedness of the Company or any of the Guarantors to the extent the net proceeds thereof are promptly deposited to defease or satisfy and discharge all outstanding Notes in full as provided in Articles 8 and 12 hereof; (13) obligations of the Company and any of the Guarantors arising from agreements of the Company or a Guarantor providing for indemnification, adjustment of purchase price or similar obligations, in each case incurred or assumed in connection with the disposition of any business, assets or a Subsidiary of the Company in accordance with the terms of this Indenture, other than Guarantees by the Company or any Guarantor of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary of the Company for the purpose of financing such acquisition; provided, however, that the maximum aggregate liability in respect of all such obligations shall not exceed the gross proceeds, including the Fair Market Value as determined in good faith by the Board of Directors of the Company of non-cash proceeds (the Fair Market Value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value), actually received by the Company and the Guarantors in connection with such disposition; or (14) obligations (other than Parity Lien Obligations) of the Company and any of the Guarantors arising from the entering into, maintaining or disposing of, Core Investments, including purchasing of any Core Investment on margin, any capital call obligations, make-well arrangements, hedging obligations of any nature or any obligations regarding a short position in any of such Core Investments. The Company will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantee on substantially identical

52 terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis. For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (14) above, or is entitled to be incurred pursuant to Section 4.09(a) hereof, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09. Indebtedness under Credit Facilities outstanding on the date on which Notes are first issued and authenticated under this Indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. Indebtedness permitted by this covenant need not be permitted by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.09 permitting such Indebtedness. The outstanding principal amount of any particular Indebtedness shall be counted only once such that (without limitation) any obligation arising under any guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall be disregarded. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.09. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company or any Guarantor may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values. (c) The amount of any Indebtedness outstanding as of any date will be: (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; (2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and (3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of: (A) the Fair Market Value of such assets at the date of determination; and (B) the amount of the Indebtedness of the other Person. Section 4.10 Asset Sales. Except as set forth in the third paragraph of this Section 4.10, neither the Company nor any Guarantor will consummate an Asset Sale unless: (1) the Company or the Guarantor, as the case may be, receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

53 (2) at least 75% of the consideration received in the Asset Sale by the Company or such Guarantor is in the form of cash. For purposes of this provision, each of the following will be deemed to be cash: (A) any liabilities, as shown on the Company’s most recent consolidated balance sheet, of the Company or any Guarantor (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Guarantor from further liability; (B) any securities, notes or other obligations received by the Company or any such Guarantor from such transferee that are, subject to ordinary settlement periods, converted by the Company or such Guarantor into cash within 90 days of such Asset Sale, to the extent of the cash received in that conversion; and (C) any stock or assets of the kind referred to in clauses (2) or (4) of the next paragraph of this Section 4.10. Within 365 days after the receipt of any Net Proceeds from an Asset Sale, other than a Sale of Collateral; provided that if during such 365-day period the Company or applicable Guarantor enters into a definitive binding agreement committing it to apply such Net Proceeds in accordance with the requirements of clauses (2), (3) or (4) below after such 365th day, such 365th day period will be extended with respect to the amount of Net Proceeds so committed until such Net Proceeds are required to be applied in accordance with such agreement (but such extension will in no event be for a period longer than 180 days) (or, if earlier, the date of termination of such agreement), the Company (or the applicable Guarantor, as the case may be) may apply such Net Proceeds at its option: (1) to repay Indebtedness and other Obligations under the Liggett Credit Agreement and correspondingly reduce commitments with respect thereto; (2) to acquire all or substantially all of the assets of, or any Capital Stock of, another business, if, after giving effect to any such acquisition of Capital Stock, the business is or becomes a Guarantor; (3) to make a capital expenditure; or (4) to acquire other assets that are not classified as current assets under GAAP and that are used or useful in the conduct of the Company’s or any Guarantor’s business. Notwithstanding the above, the Company may consummate any Asset Sale with respect to assets other than Equity Interests in, or assets of, any Guarantor without complying with the provisions of this Section 4.10. Within 365 days after the receipt of any Net Proceeds from an Asset Sale that constitutes a Sale of Collateral, the Guarantor that owned those assets may apply those Net Proceeds to purchase other long- term assets that would constitute Collateral or to repay First Priority Debt and, if such First Priority Debt is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto; provided that if during such 365-day period the Company or applicable Guarantor enters into a definitive binding agreement committing it to apply such Net Proceeds in accordance with this sentence after such 365th day, such 365-day period will be extended with respect to the amount of Net Proceeds so committed until such Net Proceeds are required to be applied in accordance with such agreement (but such extension will

54 in no event be for a period longer than 180 days) (or, if earlier, the date of termination of such agreement). Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales (other than Asset Sales described in the third paragraph of this Section 4.10) that are not applied or invested as provided in the second or fourth paragraphs of this Section 4.10, as applicable, will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $10.0 million, within five days thereof, the Company will make an Asset Sale Offer to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to percentages corresponding to the applicable optional redemption price in effect on the repurchase date, and for periods prior to February 1, 2024, the first optional redemption price of the principal amount plus accrued and unpaid interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee (as directed by the Company) will select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 3.09 hereof or this Section 4.10, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.09 hereof or this Section 4.10 by virtue of such compliance. Section 4.11 Transactions with Affiliates. (a) Except as provided in Section 4.11(c), neither the Company nor any Guarantor will make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”), unless: (1) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Guarantor than those that would have been obtained in a comparable transaction by the Company or such Guarantor with an unrelated Person; and (2) the Company delivers to the Trustee: (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $3.0 million, a resolution of the Board of Directors of the Company set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (1) of this Section 4.11(a) and that such

55 Affiliate Transaction has been approved by a majority of the disinterested members, if any, of the Board of Directors of the Company; and (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Company or such Guarantor of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing. (b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a) hereof: (1) any consulting or employment agreement or arrangement, employee benefit plan, officer indemnification agreement or any similar arrangement entered into by the Company or any of the Guarantors and payments pursuant thereto; (2) transactions between or among the Company and/or the Guarantors; (3) transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Guarantor, an Equity Interest in, or controls, such Person; (4) payment of reasonable directors’ fees (including the issuance of restricted stock) to directors of the Company and other reasonable compensation, benefits and indemnities paid or provided by the Company to the directors of the Company in their capacities as directors; (5) any sale, grant, award or issuance of Equity Interests (other than Disqualified Stock) of the Company, including the exercise of options and warrants, to Affiliates, officers, directors or employees of the Company; (6) Restricted Payments that do not violate Section 4.07 hereof; (7) loans or advances to employees in the ordinary course of business not to exceed $1.0 million in the aggregate at any one time outstanding; (8) Permitted Investments; and (9) Accelerated Note Conversions. (c) If on the date of any Affiliate Transaction (other than an Affiliate Transaction between any of the Liggett Guarantors and any Affiliate of the Company other than the Company or another Guarantor) the Company’s Consolidated EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available is no less than $75.0 million, the provisions of Section 4.11(a) shall not apply to the consummation of such Affiliate Transaction. Section 4.12 Liens. Neither the Company nor any Guarantor will, directly or indirectly, create, incur, or assume any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

56 Section 4.13 Corporate Existence. Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect: (1) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and (2) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes. Section 4.14 Offer to Repurchase Upon Change of Control. (a) Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date (the “Change of Control Payment”). Within 30 days following any Change of Control, the Company will deliver (including by electronic means) a notice to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute the Change of Control and stating: (1) that the Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is delivered (including by electronic means) (the “Change of Control Payment Date”); (3) that any Note not tendered will continue to accrue interest; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date; (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of

57 Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Sections 3.09 or 4.14 hereof, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Sections 3.09 or 4.14 hereof by virtue of such compliance. (b) On the Change of Control Payment Date, the Company will, to the extent lawful: (1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer; (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and (3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company. The Paying Agent will promptly deliver (including by electronic means) (but in any case not later than five days after the Change of Control Payment Date) to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and deliver (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. (c) Notwithstanding anything to the contrary in this Section 4.14, the Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 and Section 3.09 hereof and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price. A Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of the Change of Control Offer. Notes repurchased pursuant to a Change of Control Offer will be retired and cancelled. Section 4.15 Limitation on Sale and Leaseback Transactions. Neither the Company nor any Guarantor will enter into any sale and leaseback transaction; provided, however, that the Company or any Guarantor may enter into a sale and leaseback transaction if:

58 (1) the Company or that Guarantor, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Leverage Ratio and Secured Leverage Ratio tests in Section 4.09(a) hereof and (b) incurred a Lien to secure such Indebtedness pursuant to the provisions of Section 4.12 hereof; (2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the Fair Market Value, as determined in good faith by the Board of Directors of the Company and set forth in an Officers’ Certificate delivered to the Trustee, of the property that is the subject of that sale and leaseback transaction; and (3) the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.10 hereof. Section 4.16 Payments for Consent. Neither the Company nor any Guarantor will, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Collateral Documents or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement. Section 4.17 Additional Note Guarantees. If the Company or any of the Guarantors acquires or creates another Domestic Subsidiary after the date of this Indenture (i) engaged directly or indirectly in the cigarette businesses or (ii) that is or becomes a borrower, obligor or guarantor under the Liggett Credit Agreement, then that newly acquired or created Domestic Subsidiary will become a Guarantor and execute a supplemental indenture and, in the case of (ii), Collateral Documents consistent with those entered into by the Credit Agreement Borrowers, and deliver an opinion of counsel satisfactory to the trustee within 15 Business Days of the date on which it was acquired or created. The form of such Note Guarantee is attached as Exhibit E hereto. Section 4.18 Unrestricted Subsidiaries. In no event may the business operated by Liggett Group LLC on the date of this Indenture be transferred to or held by an Unrestricted Subsidiary. ARTICLE 5 SUCCESSORS Section 5.01 Merger, Consolidation, or Sale of Assets. The Company shall not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets (not including any properties or assets of, or Equity Interests in, any Unrestricted Subsidiaries) of the Company and the Guarantors taken as a whole, in one or more related transactions, to another Person, unless: (1) either:

59 (A) the Company is the surviving corporation; or (B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is (i) a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia or (ii) a limited partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia that has a wholly-owned Subsidiary that is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia, which corporation becomes a co-issuer of the Notes pursuant to a supplemental indenture duly and validly executed by the successor Person and the Trustee; (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes, this Indenture and the Collateral Documents pursuant to agreements reasonably satisfactory to the Trustee; (3) immediately after such transaction, no Default or Event of Default exists; and (4) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made, would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio and Secured Leverage Ratio tests set forth in Section 4.09(a) hereof. In addition, the Company will not, directly or indirectly, lease all or substantially all of the properties and assets of it and the Guarantors taken as a whole (not including any properties or assets of, or Equity Interests in, any Unrestricted Subsidiaries), in one or more related transactions, to any other Person. The Company shall deliver, or cause to be delivered, to the Trustee an Officers’ Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition complies with the requirements of this Indenture and that all conditions precedent provided for in this Indenture relating to such transaction have been complied with. This Section 5.01 will not apply to: (1) a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction; or (2) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and any of the Guarantors that are not any of the Liggett Guarantors. For the avoidance of doubt, this Section 5.01 will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of the properties or assets of, or Equity Interests in, any Unrestricted Subsidiary.

60 Notwithstanding anything to the contrary in this Section 5.01, or any other provisions in this Indenture (including Section 11.04), the Company shall not consolidate or merge with or into any of the Liggett Guarantors, nor sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets of the Company and the Guarantors taken as a whole, in one or more transactions, to any of the Liggett Guarantors. Section 5.02 Successor Corporation Substituted. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties and assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof. ARTICLE 6 DEFAULTS AND REMEDIES Section 6.01 Events of Default. Each of the following is an “Event of Default”: (1) default for 30 days in the payment when due of interest on the Notes; (2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes or default in the payment when due of a Change of Control Payment; (3) failure by the Company or any of the Guarantors for 30 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with the provisions of Sections 4.07, 4.09 or 4.10 hereof; (4) failure by the Company or any of the Guarantors for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in this Indenture or the Collateral Documents; (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of the Guarantors (or the payment of which is guaranteed by the Company or any of the Guarantors), whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, if that default:

61 (A) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or (B) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more and such acceleration is not annulled within 30 days thereof or such Payment Default continues for 30 days; (6) failure by the Company or any of the Guarantors to pay final non-appealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $10.0 million (net of any amounts as to which a reputable and solvent third party insurer has accepted full coverage), which judgments are not paid, discharged, bonded or stayed for a period of 60 days; (7) the Company or any of the Guarantors that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law: (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a custodian of it or for all or substantially all of its property, (D) makes a general assignment for the benefit of its creditors, or (E) generally is not paying its debts as they become due; (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company or any of the Guarantors that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary in an involuntary case; (B) appoints a custodian of the Company or any of the Guarantors that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of the Guarantors that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary; or (C) orders the liquidation of the Company or any of the Guarantors that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary;

62 and the order or decree remains unstayed and in effect for 60 consecutive days; (9) breach by the Company or any of the Guarantors of any material representation or warranty or agreement in the Collateral Documents, and such failure shall continue for a period of 60 days after written notice to the Company by the Trustee, the Collateral Agent or the Holders of at least 25% in aggregate principal amount of the notes then outstanding voting as a single class; (10) the repudiation by the Company or any of the Guarantors of any of its obligations under the Collateral Documents or the unenforceability of the Collateral Documents against the Company or any of the Guarantors for any reason; and (11) except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee. Section 6.02 Acceleration. In the case of an Event of Default specified in clause (7) or (8) of Section 6.01 hereof, with respect to the Company, any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders, rescind an acceleration and its consequences, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium, if any, that has become due solely because of the acceleration) have been cured or waived. Section 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law. Section 6.04 Waiver of Past Defaults. Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the

63 payment of the principal of, premium, if any, or interest on the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon. Section 6.05 Control by Majority. Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such directions are unduly prejudicial to such Holders) or that may involve the Trustee in personal liability, loss or expense that is not adequately indemnified in the judgment of the Trustee. Section 6.06 Limitation on Suits. Except to enforce the right to receive payment of principal, premium, if any, or interest, when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless: (1) such Holder gives to the Trustee written notice that an Event of Default is continuing; (2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy; (3) such Holder or Holders offer the Trustee security or indemnity, satisfactory to the Trustee, against any loss, liability or expense; (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and (5) during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction (which has not been withdrawn) inconsistent with such request. A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note. Section 6.07 Rights of Holders of Notes to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the

64 entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien. Section 6.08 Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel. Section 6.09 Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. Section 6.10 Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order: First: to the Trustee (acting in any capacity), its agents and attorneys for amounts due hereunder, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection; Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and Third: to the Company or to such party as a court of competent jurisdiction shall direct.

65 The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10. Section 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes. ARTICLE 7 TRUSTEE Section 7.01 Duties of Trustee. (a) If an Event of Default has occurred of which a Responsible Officer of the Trustee has actual knowledge and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. (b) Except during the continuance of an Event of Default: (1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that: (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01; (2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and (3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

66 (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01. (e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any loss, liability or expense for which it is not adequately indemnified in the reasonable judgment of the Trustee. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request or direction of any Holder, unless such Holder has offered to the Trustee security and indemnity, satisfactory to the Trustee against any loss, liability or expense. (f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law. In the absence of written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company. Section 7.02 Rights of Trustee. (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document. (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon. (c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care. (d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture. (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company. (f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction. (g) The rights, privileges, protections, immunities and benefits given to the Trustee, including its rights to be indemnified, are extended to and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

67 (h) The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded. (i) The permissive rights of the Trustee to do certain things enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or willful default with respect to such permissive rights. (j) The Trustee shall not be bound to make any inquiry or investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document unless requested in writing so to do by the holders of a majority in aggregate principal amount of the Notes affected then outstanding; provided however, that if the payment within a reasonable time to the Trustee of the costs and expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security conferred upon it by the terms of this Indenture, the Trustee may require indemnity reasonably satisfactory to the Trustee against such costs, expenses or liabilities as a condition to so proceeding; and the reasonable expense of such investigation shall be paid by the Company, or, if paid by the Trustee shall be repaid by the Company upon demand. (k) The Trustee shall not be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including loss or profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. (l) The Trustee shall not be required to give any note, bond, or surety in respect of the execution of the trusts and powers under this Indenture. (m) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communication services; accidents; labor disputes; act of civil or military authorities and governmental action. (n) The Trustee shall not be charged with knowledge of any default or Event of Default unless either (1) a Responsible Officer of the Trustee shall have actual knowledge of the default or Event of Default or (2) written notice of such default or Event of Default shall have been given to the Trustee by the Company or by any Holder and such notice references the Notes and this Indenture and states that it is a notice of Default. (o) The Trustee shall not be liable or responsible for any action or inaction of the Depositary or any other clearinghouse or depositary. (p) The Trustee shall have no obligation to undertake any calculation hereunder or have any liability for any calculation performed in connection herewith or the transactions contemplated hereunder. Section 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would

68 have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights and duties. The Trustee shall be subject to the provisions of TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b), as if such provisions were set forth in this Indenture. Section 7.04 Trustee’s Disclaimer. The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication. Section 7.05 Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is actually known to the Trustee, the Trustee will deliver (including by electronic means) to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes. Section 7.06 [Reserved]. Section 7.07 Compensation and Indemnity. (a) The Company will pay to the Trustee (acting in any capacity) from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel. (b) The Company and the Guarantors will indemnify the Trustee (acting in any capacity) (including its officers, directors, employees and agents) against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or willful misconduct as determined by a final non- appealable decision of a court of competent jurisdiction. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder. The Company or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

69 (c) The obligations of the Company and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee. (d) To secure the Company’s and the Guarantors’ payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee. (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7) or (8) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law. Section 7.08 Replacement of Trustee. (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing at least 30 days prior to such removal. The Company may remove the Trustee if: (1) the Trustee fails to comply with Section 7.10 hereof; (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law; (3) a custodian or public officer takes charge of the Trustee or its property; or (4) the Trustee becomes incapable of acting. (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company. (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company. (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. (f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will deliver (including by electronic means) a notice of its succession to

70 Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. The retiring or removed Trustee shall have no responsibility or liability for the action or inaction of any successor Trustee. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee. Section 7.09 Successor Trustee by Merger, etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee. Section 7.10 Eligibility; Disqualification. There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition. ARTICLE 8 LEGAL DEFEASANCE AND COVENANT DEFEASANCE Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance. The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8. Section 8.02 Legal Defeasance and Discharge. Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof; (2) the Company’s obligations with respect to such Notes under Article 2 and Section 4.02 hereof;

71 (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Guarantors’ obligations in connection therewith; and (4) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof. Section 8.03 Covenant Defeasance. Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.14, 4.15, 4.16, 4.17 and 4.18 hereof and clause (4) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(6) and 6.01(9) through 6.01(11) hereof will not constitute Events of Default. Section 8.04 Conditions to Legal or Covenant Defeasance. In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof: (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium, if any, and interest on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date; (2) in the case of an election under Section 8.02 hereof, the Company must deliver to the Trustee an Opinion of Counsel to the Trustee confirming that: (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

72 (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (3) in the case of an election under Section 8.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound; (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (6) the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and (7) the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with. Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law. The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04

73 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes. Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance. Section 8.06 Repayment to Company. Subject to applicable escheatment laws, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease. Section 8.07 Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent. ARTICLE 9 AMENDMENT, SUPPLEMENT AND WAIVER Section 9.01 Without Consent of Holders of Notes. Notwithstanding Section 9.02 of this Indenture, and subject to the Intercreditor Agreement, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Collateral Documents, the Intercreditor Agreement, the Notes or the Note Guarantees without the consent of any Holder of Notes: (1) to cure any ambiguity, defect or inconsistency; (2) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986);

74 (3) to provide for the assumption of the Company’s or a Guarantor’s obligations to the Holders of the Notes and Note Guarantees by a successor to the Company or such Guarantor pursuant to Article 5 or Article 11 hereof; (4) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder; (5) [Reserved]; (6) to conform the text of this Indenture, the Collateral Documents, the Note Guarantees or the Notes to any provision of the “Description of Notes” section of the Company’s Offering Memorandum dated January 12, 2021, relating to the initial offering of the Notes, to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Collateral Documents, the Note Guarantees or the Notes; (7) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof; (8) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes; or (9) to make, complete or confirm any grant of Collateral permitted or required by this Indenture or any of the Collateral Documents or any release of Collateral that becomes effective as set forth in this Indenture or any of the Collateral Documents. For the avoidance of doubt, no amendment to, or deletion of, any of the covenants contained in Sections 4.07, 4.08, 4.09, 4.11, 4.12, 4.15, 4.16 4.17, 4.18 or 5.01 hereof shall be deemed to impair or affect any rights of holders of the notes to receive payment of principal of, or premium, if any, or interest on, the Notes. Section 9.02 With Consent of Holders of Notes. Except as provided below in this Section 9.02, and subject to the Intercreditor Agreement, the Company and the Trustee may amend or supplement this Indenture (including Section 3.09, 4.10 and 4.14 hereof), the Collateral Documents, the Intercreditor Agreement or the Notes and the Note Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof and subject to the Intercreditor Agreement, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Collateral Documents, the Intercreditor Agreement or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). None of this Indenture, the Notes, the Note Guarantees or the Collateral Documents may be amended, modified or supplemented in any way that would contravene the Intercreditor Agreement. Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

75 However, without the consent of each Holder affected or, in the case of clauses (8) and (9) below only, the consent of Holders of at least 95% in aggregate principal amount of the Notes then outstanding, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder): (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver; (2) reduce the principal of or change the fixed maturity of any Note or change the dates or prices or calculations set forth above with respect to Section 3.07 hereof); (3) reduce the rate of or change the time for payment of interest, including default interest, on any Note; (4) waive a Default or Event of Default in the payment of principal of, or premium, if any, or interest on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration); (5) make any Note payable in money other than that stated in the Notes; (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium, if any, on, the Notes; (7) waive a redemption payment with respect to any Note (other than a payment required by Sections 3.09, 4.10 or 4.14 hereof); (8) release all or substantially all of the Collateral from the Liens securing the Note Guarantees; (9) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture if the assets or properties of that Guarantor constitute all or substantially all of the Collateral, except in accordance with the terms of this Indenture and the Intercreditor Agreement; or (10) make any change in the preceding amendment and waiver provisions. It is not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will deliver (including by electronic means) to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to deliver such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

76 Section 9.03 [Reserved]. Section 9.04 Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder. Section 9.05 Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver. Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver. Section 9.06 Trustee to Sign Amendments, etc. Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof and, in the case of any amended or supplemental indenture pursuant to Section 9.02, the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of the Notes as set forth therein, the Trustee will join with the Company and the Guarantors in the execution of such amended or supplemental indenture and make any further appropriate agreements and stipulations that may be therein contained, unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture. The Company may not sign an amended or supplemental indenture until the Board of Directors of the Company approves it. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 13.04 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture, and that such supplemental indenture is the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms. ARTICLE 10 COLLATERAL AND SECURITY Section 10.01 Security. The payment of all amounts due under the Note Guarantees of the Pledgors and the performance of all Obligations of each of the Pledgors to the Holders will be secured, equally and ratably with any other Parity Lien Obligations of such Pledgors in respect of the Notes, by Liens on the Collateral of such

77 Pledgors, subject to Permitted Prior Liens, as provided in the Collateral Documents and the Intercreditor Agreement. The payment of all amounts due under the Note Guarantee of VGR Holding and the performance of all Obligations of VGR Holding to the Holders will be secured, equally and ratably with any other Parity Lien Obligations of VGR Holding in respect of the Notes, by Liens on the Pledged Securities as provided in the Collateral Documents. The Collateral Documents shall provide for the grant by the Pledgors and VGR Holding to the Collateral Agent of security interests in the Collateral securing their Note Guarantees subject in the case of the Credit Agreement Borrowers to the terms of the Intercreditor Agreement. Section 10.02 Equal and Ratable Sharing of Collateral by Holders of Parity Lien Debt. All Parity Liens granted at any time by the Pledgors or VGR Holding shall secure, equally and ratably, all present and future Parity Lien Obligations and all proceeds of all Parity Liens granted at any time by the Pledgors or VGR Holding shall be allocated and distributed equally and ratably on account of the Parity Lien Debt and other Parity Lien Obligations. Section 10.03 Release of Liens in Respect of Note Guarantees. Whether prior to or after the First Priority Debt has been paid in full, assets included in the Collateral shall be released from the Liens securing the Note Guarantees under any one or more of the following circumstances: (a) the sale, lease, sublease, license, sublicense, conveyance or other disposition of products, services, inventory, or accounts receivable and related assets (including participations therein) in the ordinary course of business, including leases with respect to facilities that are temporarily not in use or pending their disposition, and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business or any other property that is uneconomic or no longer useful to the conduct of the business of the Company or the Guarantors, which such transactions are hereby expressly permitted under this Indenture; (b) as to any Collateral sold, transferred or otherwise disposed of by a Guarantor to a Person that is not (either before or after such sale, transfer or disposition) the Company or a Guarantor in a transaction or other circumstance that complies with the provisions of Section 4.10 hereof and is permitted by the Noteholder Documents, and, if the First Priority Debt has not been paid in full, the ABL Documents; provided that such Liens will not be released if such sale or disposition is subject to the provisions of Section 5.01 hereof; (c) if any Guarantor is released from its Note Guarantee, that Guarantor’s assets will also be released from the Liens securing the Note Guarantee; (d) in whole or in part, with the consent of the Holders of the requisite percentage of Notes in accordance with Article 9; (e) if required in connection with certain foreclosure actions, or the exercise of other remedies in respect of Collateral, by the ABL Agent in respect of First Priority Debt in accordance with the terms of the Intercreditor Agreement; (f) upon a Legal Defeasance or Covenant Defeasance of the Notes as set forth under Article 8; (g) upon satisfaction and discharge of this Indenture as set forth under Article 12; or

78 (h) upon payment in full and discharge of all Notes outstanding under this Indenture and all Obligations that are outstanding, due and payable under this Indenture at the time the Notes are paid in full and discharged. Section 10.04 Relative Rights. Nothing in the Noteholder Documents or the Intercreditor Agreement shall: (a) impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of, interest and premium, if any, on the Notes in accordance with their terms or any other obligation of the Company or any Guarantor; (b) affect the relative rights of Holders as against any other creditors of the Company or any Guarantor (other than holders of First Priority Liens, Permitted Prior Liens or other Parity Liens); (c) restrict the right of any Holder to sue for payments that are then due and owing (but not enforce any judgment in respect thereof against any Collateral to the extent specifically prohibited under the Intercreditor Agreement); (d) restrict or prevent any Holder or the Collateral Agent from exercising any of its rights or remedies upon a Default or Event of Default not specifically restricted or prohibited by the Intercreditor Agreement; or (e) restrict or prevent any Holder or the Collateral Agent from taking any lawful action in an insolvency or liquidation proceeding not specifically restricted or prohibited by the Intercreditor Agreement. Section 10.05 Further Assurances. The Company and each of the Guarantors providing security for their Note Guarantees will do or cause to be done all acts and things that may be reasonably required, or that the Collateral Agent from time to time may reasonably request, to assure and confirm that the Collateral Agent holds, for the benefit of the holders of Parity Lien Obligations in respect of the Notes, duly created and enforceable and perfected Parity Liens upon the Collateral (including any categories of property or assets that are included as Collateral under the Collateral Documents or otherwise become Collateral after the Notes are issued), in each case, as contemplated by, and with the Lien priority required under, the Intercreditor Agreement and the Collateral Documents, including the filing of UCC financing and continuation statements and amendments thereto, and any other filings or recordings necessary or required by the Collateral Documents to maintain such Liens. The Collateral Agent hereby authorizes the Company and each of the Guarantors to file and record any UCC financing and continuation statements and amendments thereto, and any other filings or recordings necessary or required by the Collateral Documents to maintain such Liens that are reasonably required in connection with the foregoing. Upon the reasonable request of the Collateral Agent or the Trustee at any time and from time to time, the Company and each of the applicable Guarantors will promptly execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents, and take such other actions as shall be reasonably required, or that the Collateral Agent may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Collateral Documents for the benefit of the holders of Parity Lien Obligations in respect of the Notes, including any real property acquired by Pledgors in the future that has a Fair Market Value in excess of $12.5 million.

79 The Company and the applicable Guarantors will: (1) keep their properties adequately insured at all times by financially sound and reputable insurers; (2) maintain such other insurance, to such extent and against such risks (and with such deductibles, retentions and exclusions), including fire and other risks insured against by extended coverage and coverage for acts of terrorism, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by them; (3) maintain such other insurance as may be required by law; (4) maintain title insurance on all real property Collateral insuring the Collateral Agent’s Parity Lien on that property, subject only to Permitted Prior Liens and other exceptions to title approved by the Collateral Agent; and (5) maintain such other insurance as may be required by the Collateral Documents. Upon the request of the Collateral Agent, the Company and the Guarantors will furnish to the Collateral Agent full information as to their property and liability insurance carriers. Holders of Parity Lien Obligations in respect of the Notes, as a class, will be named as additional insureds, with a waiver of subrogation, on all insurance policies of the applicable Guarantors and the Collateral Agent will be named as loss payee, with 30 days’ notice of cancellation or material change, on all property and casualty insurance policies of the applicable Guarantors. Subject to Section 7.01, neither the Trustee nor the Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Collateral Documents, for the obtaining or maintaining insurance on any Collateral, for the creation, perfection, priority, sufficiency or protection of any Lien, or any defect or deficiency as to any such matters. Section 10.06 Collateral Agent. (a) The Company has appointed U.S. Bank National Association to serve as Collateral Agent under the Intercreditor Agreement and the Collateral Documents, for the benefit of the Holders of the Notes. (b) The Collateral Agent is authorized and empowered to appoint one or more co-collateral agents as it deems necessary or appropriate. (c) The Collateral Agent (directly or through co-trustees, agents or sub-agents) will hold, and will be entitled to enforce, all Liens on the Collateral. (d) The Collateral Agent will be subject to such directions as may be given it by the Trustee from time to time as required or permitted by this Indenture. Except as directed by the Trustee and as required or permitted by this Indenture, the Intercreditor Agreement or as directed by the Holders with the requisite consent of such Holders, the Collateral Agent will not be obligated to:

80 (1) act upon directions purported to be delivered to it by any other Person; (2) foreclose upon or otherwise enforce any Lien; or (3) take any other action whatsoever with regard to any or all of the Collateral Documents, the Liens created thereby or the Collateral. The Company shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Intercreditor Agreement and the Noteholder Documents, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Collateral contemplated hereby, by the Intercreditor Agreement, the Noteholder Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Guarantees secured thereby, according to the intent and purposes herein and therein expressed. (e) The Collateral Agent will be accountable only for amounts that it actually receives as a result of the enforcement of Liens created by the Collateral Documents. (f) In acting as Collateral Agent, the Collateral Agent may rely upon and enforce each and all of the rights, powers, protections, immunities, indemnities and benefits of the Trustee under Article 7 mutatis mutandis, and, in connection therewith, references to the Trustee shall be deemed to include the Collateral Agent and references to this Indenture shall be deemed to include the Collateral Documents and references to negligence with respect to the Trustee will be deemed to be gross negligence with respect to the Collateral Agent. (g) Each successor Trustee will become the successor Collateral Agent as and when the successor Trustee becomes the Trustee. Section 10.07 Authorization of Actions to Be Taken. (a) Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of each Collateral Document and the Intercreditor Agreement, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture, authorizes and directs the Trustee and the Collateral Agent to enter into the Collateral Documents, authorizes and empowers the Trustee and the Collateral Agent to execute and deliver the Intercreditor Agreement, and authorizes and empowers each of the Trustee and the Collateral Agent to bind the Holders of Notes as set forth in the Collateral Documents and the Intercreditor Agreement and to perform its obligations and exercise its rights and powers thereunder. (b) The Collateral Agent and the Trustee are authorized and empowered to receive for the benefit of the Holders any funds collected or distributed under the Collateral Documents or the Intercreditor Agreement and to make further distributions of such funds to the Holders according to the provisions of this Indenture. (c) Subject to the provisions of Sections 7.01, 7.02 and 10.03 and the terms of the Intercreditor Agreement, the Trustee may, upon an Event of Default, in its sole discretion and without the consent of the Holders of Notes, direct, on behalf of the Holders, the Collateral Agent to take all actions it deems necessary or appropriate in order to: (1) foreclose upon or otherwise enforce any or all of the Liens on the Collateral;

81 (2) enforce any of the terms of the Collateral Documents or Intercreditor Agreement; or (3) collect and receive payment of any and all Obligations of the Pledgors and VGR Holding. The Trustee will have power to (and to instruct the Collateral Agent to) institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Documents, the Intercreditor Agreement or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to (and to instruct the Collateral Agent to) institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders, the Trustee or the Collateral Agent). Section 10.08 Perfection Opinions. The Company will furnish to the Collateral Agent and the Trustee no later than the fifth anniversary of the date hereof and on or prior to each fifth anniversary thereafter, an Opinion of Counsel, dated as of such date: (1) (A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of this Indenture, financing statements or continuation statements as is necessary to maintain the Liens of the Collateral Documents and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and (B) stating that, in the opinion of such counsel, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months to maintain the Liens of the Collateral Documents and reciting the details of such actions; or (2) stating that, in the opinion of such counsel, no such action is necessary to maintain such Liens. Section 10.09 Certificates of the Company. The Company will furnish to the Trustee and the Collateral Agent, prior to each proposed release of Collateral pursuant to the Collateral Documents (other than with respect to Collateral released pursuant to Section 10.03(a) of this Indenture): (1) an Officers’ Certificate identifying the Collateral to be released, the applicable provisions of this Indenture and the Collateral Documents that authorize such release and stating that the conditions precedent to such release have been satisfied; and (2) an Opinion of Counsel stating that the conditions precedent to such release have been satisfied. Upon receipt of such Officers’ Certificate and Opinion of Counsel and any necessary or proper instruments of termination, satisfaction or release, the Trustee shall, or shall cause the Collateral Agent, to promptly execute, deliver or acknowledge (at the Company’s expense and without recourse, representation or warranty) such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Documents. Neither the Trustee nor the Collateral Agent shall be liable for any such release undertaken in good faith in reliance upon any

82 such Officers’ Certificate or Opinion of Counsel. For the avoidance of doubt, the release of Liens on the Collateral pursuant to Section 10.03(a) shall be automatic. All purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Collateral Agent hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture or the Noteholder Documents. No purchaser or grantee of any property or rights purporting to be released herefrom shall be bound to ascertain the authority of the Trustee or the Collateral Agent to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Indenture to be sold or otherwise disposed of by the Company be under any obligation to ascertain or inquire into the authority of the Company to make such sale or other disposition. Each Holder, by its acceptance of the Notes, consents to and authorizes the Collateral Agent to enter into any documentation as contemplated by this Section 10.09. Section 10.10 [Reserved]. Section 10.11 Environmental Indemnity. (a) Each of the Company and the Guarantors jointly and severally agrees to defend (subject to Indemnitees’ selection of counsel), indemnify, pay and hold harmless the Trustee and each Holder and each of their respective Affiliates and each and all of the directors, officers, partners, trustees, employees, attorneys and agents, and (in each case) their respective heirs, representatives, successors and assigns (each of the foregoing, an “Indemnitee”) from and against any and all Indemnified Liabilities; provided that no Indemnitee shall be entitled to indemnification hereunder with respect to any Indemnified Liability to the extent such Indemnified Liability is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted directly and primarily from the gross negligence or willful misconduct of such Indemnitee. (b) All amounts due under Section 10.11(a) hereof shall be payable not later than 10 days after written demand therefor. (c) To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in Section 10.11(a) hereof may be unenforceable in whole or in part because they are violative of any law or public policy, each of the Company and Guarantors shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them. (d) Neither the Company nor any Guarantor shall ever assert any claim against any Indemnitee, on any theory of liability, for any lost profits or special, indirect or consequential damages or (to the fullest extent lawful) any punitive damages arising out of, in connection with, or as a result of, this Indenture or any other Noteholder Document or any agreement or instrument or transaction contemplated hereby or relating in any respect to any Indemnified Liability, and each of the Company and Guarantors hereby forever waives, releases and agrees not to sue upon any claim for any such lost profits or special, indirect, consequential or (to the fullest extent lawful) punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor. (e) The agreements in this Section 10.11 shall survive repayment of the Notes and all other amounts payable hereunder and the resignation and removal of the Trustee or Collateral Agent.

83 ARTICLE 11 NOTE GUARANTEES Section 11.01 Guarantee. (a) Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (1) the principal of, premium, if any, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection. (b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture. (c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect. (d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to

84 seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee. Section 11.02 Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance. Section 11.03 Execution and Delivery of Note Guarantee. To evidence its Note Guarantee set forth in Section 11.01 hereof, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers. Each Guarantor hereby agrees that its Note Guarantee set forth in Section 11.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee. If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless. The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors. In the event that the Company acquires any Domestic Subsidiary after the date of this Indenture, if required by Section 4.17 hereof, the Company will cause such Domestic Subsidiary to comply with the provisions of Section 4.17 hereof and this Article 11, the extent applicable. Section 11.04 Guarantors May Consolidate, etc., on Certain Terms. Except as otherwise provided in Section 11.05 hereof, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless: (1) immediately after giving effect to such transaction, no Default or Event of Default exists; and (2) either:

85 (A) subject to Section 11.05 hereof, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor under this Indenture, any applicable Collateral Documents and its Note Guarantee on the terms set forth herein or therein, pursuant to a supplemental indenture and appropriate Collateral Documents in form and substance reasonably satisfactory to the Trustee; or (B) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including Section 4.10 hereof. In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof. Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses 2(a) and (b) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor. Section 11.05 Releases. (a) In the event of any sale or other disposition of: (1) all or substantially all of the assets of any Guarantor (including by way of merger or consolidation) in a manner that does not violate the provisions of Section 4.10 or Section 5.01 hereof; or (2) all of the Capital Stock of any Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Guarantor in a manner that does not violate the provisions of Section 4.10 hereof, then, in the case of each of the foregoing clauses (1) and (2), such Guarantor will automatically be released and relieved of any obligations under its Note Guarantee. Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of Section 4.10 or 5.01 hereof, as applicable, the Trustee will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee (it being understood that such release will occur automatically, regardless of when or if the Trustee executes any such documents in order to evidence such release). (b) In the event of any dissolution or liquidation of any Guarantor in a manner permitted under this Indenture, such Guarantor will automatically be released and relieved of any obligation under

86 its Note Guarantee. Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such dissolution or liquidation was permitted under this Indenture, the Trustee will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee (it being understood that such release will occur automatically, regardless of when or if the Trustee executes any such documents in order to evidence such release). (c) In the case of Zoom, if at any time Zoom ceases to be a guarantor of the Existing Unsecured Notes (including any renewal, refinancing or replacement thereof), Zoom will automatically be released and relieved of any obligation under its Note Guarantee; provided that at such time, Zoom owns no material assets and has no material operations. Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such release was made in accordance with this clause (c), the Trustee will execute any documents reasonably required in order to evidence the release of Zoom from its obligations under its Note Guarantee (it being understood that such release will occur automatically, regardless of when or if the Trustee executes any such documents in order to evidence such release). (d) Upon Legal Defeasance in accordance with Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 12 hereof, each Guarantor will automatically be released and relieved of any obligations under its Note Guarantee. Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such Legal Defeasance or satisfaction and discharge has occurred under this Indenture, the Trustee will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee (it being understood that such release will occur automatically, regardless of when or if the Trustee executes any such documents in order to evidence such release). (e) Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 11.05 will remain liable for the full amount of principal of and interest and premium, if any, on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11. ARTICLE 12 SATISFACTION AND DISCHARGE Section 12.01 Satisfaction and Discharge. This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when: (1) either: (a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been irrevocably deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or (b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the delivery (including by electronic means) of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government

87 Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption; (2) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound; (3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and (4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be. In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied. Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 12.01, the provisions of Sections 12.02 and 8.06 hereof will survive. In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture. Section 12.02 Application of Trust Money. Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law. If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof; provided that if the Company has made any payment of principal of, premium, if any, or interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

88 ARTICLE 13 MISCELLANEOUS Section 13.01 [Reserved]. Section 13.02 Notices. Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address: If to the Company and/or any Guarantor: Vector Group Ltd. 4400 Biscayne Blvd. 10th Floor Miami, Florida 33137 Attention: Marc N. Bell, Esq. Facsimile No.: (305) 579-8016 With a copy to: Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 Attention: Inosi Nyatta Facsimile No.: (212) 558-3588 If to the Trustee: U.S. Bank National Association, Global Corporate Trust Services 60 Livingston Avenue EP-MN-WS3C St. Paul, MN 55107-2292 Attention: Joshua A. Hahn Facsimile No.: (651) 466-7430 The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications. All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. Any notice or communication to a Holder will be delivered by electronic means or mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

89 If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it. If the Company delivers (including by electronic means) or mails a notice or communication to Holders, it will deliver (including by electronic means) or mail a copy to the Trustee and each Agent at the same time. Section 13.03 [Reserved]. Section 13.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee: (1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied; provided, however, that such opinion shall not be required in connection with issuance of the Initial Notes. Section 13.05 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include: (1) a statement that the Person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied. Section 13.06 Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions. Section 13.07 No Personal Liability of Directors, Officers, Employees and Stockholders. No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors

90 under the Notes, this Indenture, the Note Guarantees, the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws. Section 13.08 Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. Section 13.09 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture. Section 13.10 Successors. All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 11.05 hereof. Section 13.11 Severability. In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby. Section 13.12 Counterpart Originals. The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement. Notwithstanding anything to the contrary in this Indenture, the words “execution,” “executed,” “signed,” “signature,” “delivery” and words of like import in or relating to this Indenture or any document to be signed in connection with this Indenture shall be deemed to include electronic signatures (including digital signatures provided by DocuSign (or such other digital signature provider as agreed by the Company and the Trustee from time to time), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually or facsimile executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.

91 Section 13.13 Table of Contents, Headings, etc. The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof. Section 13.14 Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY. Section 13.15 Security Advice Waiver. The Company acknowledges that regulations of the Comptroller of the Currency might grant the Company the right to receive brokerage confirmations of the security transactions as they occur. The Company specifically waives such notification to the extent permitted by law and will receive periodic cash transaction statements that will detail all investment transactions, if any. Section 13.16 USA Patriot Act. The parties hereto acknowledge that in accordance with the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties hereto agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act. [Signatures on following page]

(Signature page to Indenture) IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above. Very truly yours, The Company: VECTOR GROUP LTD. By: /s/ James B. Kirkland III Name: James B. Kirkland III Title: Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary Guarantors: VGR HOLDING LLC By: /s/ James B. Kirkland III Name: James B. Kirkland III Title: Senior Vice President, Treasurer and Chief Financial Officer LIGGETT GROUP LLC By: /s/ Nicholas P. Anson Name: Nicholas P. Anson Title: President and Chief Operating Officer LIGGETT VECTOR BRANDS LLC By: /s/ Nicholas P. Anson Name: Nicholas P. Anson Title: President and Chief Operating Officer VECTOR TOBACCO INC. By: /s/ Marc N. Bell Name: Marc N. Bell Title: Senior Vice President, General Counsel and Secretary

(Signature page to Indenture) LIGGETT & MYERS HOLDINGS INC. By: /s/ James B. Kirkland III Name: James B. Kirkland III Title: Senior Vice President and Treasurer 100 MAPLE LLC By: /s/ Victoria Spier Evans Name: Victoria Spier Evans Title: Secretary VGR AVIATION LLC By: /s/ Robert O. Plunket Name: Robert O. Plunket Title: President EVE HOLDINGS LLC By: /s/ Nicholas P. Anson Name: Nicholas P. Anson Title: President and Chief Operating Officer ZOOM E-CIGS LLC By: /s/ Nicholas P. Anson Name: Nicholas P. Anson Title: President

(Signature page to Indenture) Trustee: U.S. BANK NATIONAL ASSOCIATION By: /s/ Joshua A. Hahn Name: Joshua A. Hahn Title: Vice President

EXHIBIT A A-1 [Face of Note] CUSIP/CINS ____________ 5.75% Senior Secured Notes due 2029 No. ___ $____________ VECTOR GROUP LTD. promises to pay to [ ] or registered assigns, the principal sum of __________________________________________________________ DOLLARS on (x) if the Springing Maturity Condition does not apply, February 1, 2029, or (y) if the Springing Maturity Condition does apply, the Springing Maturity Date. Interest Payment Dates: February 1 and August 1 Record Dates: January 15 and July 15 Dated: _______________, 20__ VECTOR GROUP LTD. By: Name: Title: This is one of the Notes referred to in the within-mentioned Indenture: U.S. BANK NATIONAL ASSOCIATION, as Trustee By: Name: Title:

A-2 [Back of Note] 5.75% Senior Secured Notes due 2029 [Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture] [Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture] Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated. (1) INTEREST. Vector Group Ltd., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 5.75% per annum from ________________, 20__ until maturity on (x) if the Springing Maturity Condition does not apply, February 1, 2029, or (y) if the Springing Maturity Condition does apply, the Springing Maturity Date. The Company will pay interest, if any, semi-annually in arrears on February 1 and August 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be _____________, 20__. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months. (2) METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the February 1 or August 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. (3) PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity. (4) INDENTURE AND COLLATERAL.

A-3 (a) The Company issued the Notes under an Indenture dated as of January 28, 2021 (the “Indenture”) among the Company, the Guarantors and the Trustee. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder. (b) The payment of all amounts due under the Note Guarantees of the Pledgors and the performance of all Obligations of each of the Pledgors to the Holders will be secured, equally and ratably with any other Parity Lien Obligations of such Pledgors in respect of the Notes, by Liens on the Collateral of such Pledgors as provided in the Collateral Documents and the Intercreditor Agreement. The payment of all amounts due under the Note Guarantee of VGR Holding and the performance of all Obligations of VGR Holding to the Holders will be secured, equally and ratably with any other Parity Lien Obligations of VGR Holding in respect of the Notes, by Liens on the Pledged Securities as provided in the Collateral Documents. The Collateral Documents shall provide for the grant by the Pledgors and VGR Holding to the Collateral Agent of security interests in the Collateral securing their Note Guarantees subject, where applicable, to the terms of the Intercreditor Agreement. (5) OPTIONAL REDEMPTION. (a) At any time prior to February 1, 2024, the Company may on any one or more occasions redeem up to 40% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 105.75% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, with the net cash proceeds of a sale of common Equity Interests (other than Disqualified Stock) of the Company; provided, however, that: (i) at least 60% of the aggregate principal amount of Notes originally issued under the Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and (ii) the redemption occurs within 90 days of the date of the closing of such sale of Equity Interests. (b) At any time prior to February 1, 2024, the Company may also redeem all or a part of the Notes, upon not less than 10 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the applicable date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date. (c) Except pursuant to paragraphs (a) and (b) above and paragraph (e) below, the Notes will not be redeemable at the Company’s option prior to February 1, 2024.

A-4 (d) On or after February 1, 2024, the Company may redeem all or a part of the Notes upon not less than 10 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, on the Notes redeemed to the applicable redemption date, if redeemed during the twelve-month period beginning on February 1 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant Interest Payment Date: Year Percentage 2024 ............................................................................................................... 102.875% 2025 ............................................................................................................... 101.438% 2026 and thereafter ........................................................................................ 100.000% Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date. (e) In the event that Holders of not less than 90% of the aggregate principal amount of the outstanding Notes validly tender and do not withdraw such notes in a Change of Control Offer, Asset Sale Offer or other tender offer and the Company (or a third party making the offer) purchases all of the Notes validly tendered and not withdrawn by such Holders, all of the Holders of the Notes that remain outstanding will be deemed to have consented to a redemption of the Notes on the terms set forth in this paragraph, and accordingly, the Company or third party offeror, as applicable, will have the right, upon not less than 10 nor more than 60 days’ prior notice to the Holders and the Trustee, given not more than 30 days following the purchase pursuant to such offer described above, to redeem (in the case of the Company) or purchase (in the case of a third party offeror) all of the Notes that remain outstanding following such purchase at a redemption price or purchase price, as the case may be, equal to the price paid to each other Holder in such offer (which may be less than par) plus, to the extent not included in such price, accrued and unpaid interest on the Notes that remain outstanding, to but excluding the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the redemption date). (6) MANDATORY REDEMPTION. The Company is not be required to make mandatory redemption or sinking fund payments with respect to the Notes. (7) REPURCHASE AT THE OPTION OF HOLDER. (a) Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date (the “Change of Control Payment”). Within 30 days following any Change of Control, the Company will deliver (including by electronic means) a notice to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute the Change of Control as required by the Indenture. (b) If the Company or a Guarantor consummates any Asset Sales, within five days of each date on which the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will commence an offer to all Holders of Notes and all holders of other Indebtedness

A-5 that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an “Asset Sale Offer”) pursuant to Section 3.09 and 4.10 of the Indenture to purchase the maximum principal amount of Notes (including any Additional Notes) and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to percentages corresponding to the applicable optional redemption price in effect on the repurchase date, and for periods prior to February 1, 2024, the first optional redemption price of the principal amount plus accrued and unpaid interest, if any, to the date of purchase, and will be payable in cash, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes (including any Additional Notes) and other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Guarantor) may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes. (8) NOTICE OF REDEMPTION. Notice of redemption will be delivered (including by electronic means) at least 10 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be delivered (including by electronic means) more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. (9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date. (10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes. (11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to the Intercreditor Agreement, the Indenture, the Notes, the Note Guarantees or the Collateral Documents may be amended or supplemented as provided in the Indenture and the Collateral Documents, as applicable. (12) DEFAULTS AND REMEDIES. Events of Default and remedies in respect thereof are as provided in the Indenture. (13) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its

A-6 Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee. (14) NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder of the Company or any of the Guarantors, as such, will not have any liability for any obligations of the Company or the Guarantors under the Notes, the Note Guarantees, the Collateral Documents or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. (15) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent. (16) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act). (17) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon. (18) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: Vector Group Ltd. 4400 Biscayne Blvd. 10th Floor Miami, Florida 33137 Attention: Marc N. Bell, Esq.

A-7 ASSIGNMENT FORM To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to: (Insert assignee’s legal name) (Insert assignee’s soc. sec. or tax I.D. no.) (Print or type assignee’s name, address and zip code) and irrevocably appoint to transfer this Note on the books of the Company. The agent may substitute another to act for him. Date: _______________ Your Signature: (Sign exactly as your name appears on the face of this Note) Signature Guarantee*: _________________________ * Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-8 Option of Holder to Elect Purchase If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below: ¬Section 4.10 ¬Section 4.14 If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased: $_______________ Date: _______________ Your Signature: (Sign exactly as your name appears on the face of this Note) Tax Identification No.: Signature Guarantee*: _________________________ * Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-9 SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE * The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made: Date of Exchange Amount of decrease in Principal Amount of this Global Note Amount of increase in Principal Amount of this Global Note Principal Amount of this Global Note following such decrease (or increase) Signature of authorized officer of Trustee or Custodian * This schedule should be included only if the Note is issued in global form.

EXHIBIT B B-1 FORM OF CERTIFICATE OF TRANSFER [Company address block] [Registrar address block] Re: 5.75 Senior Secured Notes due 2029 Reference is hereby made to the Indenture, dated as of January 28, 2021 (the “Indenture”), among Vector Group Ltd., as issuer (the “Company”), the Guarantors party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture. ___________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to ___________________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that: [CHECK ALL THAT APPLY] 1.  Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act. 2.  Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act; (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the

B-2 restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act. 3.  Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one): (a)  such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or (b)  such Transfer is being effected to the Company or a subsidiary thereof; or (c)  such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; or (d)  such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act. 4.  Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note. (a)  Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private

B-3 Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture. (b)  Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture. (c)  Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture. This certificate and the statements contained herein are made for your benefit and the benefit of the Company. [Insert Name of Transferor] By: Name: Title: Dated: _______________________

B-4 ANNEX A TO CERTIFICATE OF TRANSFER 1. The Transferor owns and proposes to transfer the following: [CHECK ONE OF (a) OR (b)] (a)  a beneficial interest in the: (i)  144A Global Note (CUSIP _________), or (ii)  Regulation S Global Note (CUSIP _________), or (iii)  IAI Global Note (CUSIP _________); or (b)  a Restricted Definitive Note. 2. After the Transfer the Transferee will hold: [CHECK ONE] (a)  a beneficial interest in the: (i)  144A Global Note (CUSIP _________), or (ii)  Regulation S Global Note (CUSIP _________), or (iii)  IAI Global Note (CUSIP _________); or (iv)  Unrestricted Global Note (CUSIP _________); or (b)  a Restricted Definitive Note; or (c)  an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

EXHIBIT C C-1 FORM OF CERTIFICATE OF EXCHANGE [Company address block] [Registrar address block] Re: 5.75% Senior Secured Notes due 2029 (CUSIP ____________) Reference is hereby made to the Indenture, dated as of January 28, 2021 (the “Indenture”), among Vector Group Ltd. as issuer (the “Company”), the Guarantors party thereto and U.S. Bank National Association as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture. __________________________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that: 1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note (a)  Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States. (b)  Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States. (c)  Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and

C-2 (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States. (d)  Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States. 2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes (a)  Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act. (b)  Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE]  144A Global Note,  Regulation S Global Note,  IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act. This certificate and the statements contained herein are made for your benefit and the benefit of the Company. [Insert Name of Transferor] By: Name: Title: Dated: ______________________

EXHIBIT D D-1 FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR [Company address block] [Registrar address block] Re: 5.75% Senior Secured Notes due 2029 Reference is hereby made to the Indenture, dated as of January 28, 2021 (the “Indenture”), among Vector Group Ltd. as issuer (the “Company”), the Guarantors party thereto and U.S. Bank National Association as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture. In connection with our proposed purchase of $____________ aggregate principal amount of: (a)  a beneficial interest in a Global Note, or (b)  a Definitive Note, we confirm that: 1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”). 2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein. 3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

D-2 4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment. 5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion. You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. [Insert Name of Accredited Investor] By: Name: Title: Dated: _______________________

EXHIBIT E E-1 [FORM OF NOTATION OF GUARANTEE] For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of January 28, 2021 (the “Indenture”) among Vector Group Ltd. (the “Company”), the Guarantors party thereto and U.S. Bank National Association as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Capitalized terms used but not defined herein have the meanings given to them in the Indenture. [NAME OF GUARANTOR(S)] By: Name: Title:

EXHIBIT F F-1 [FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT GUARANTORS] SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of ________________, 20__, among __________________ (the “Guaranteeing Subsidiary”), a subsidiary of Vector Group Ltd. (or its permitted successor), a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and ____________________, as trustee under the Indenture referred to below (the “Trustee”). W I T N E S E T H WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of January 28, 2021 providing for the issuance of 5.75% Senior Secured Notes due 2029 (the “Notes”); WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture. NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows: 1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture. 2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including Article 11 thereof. 4. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Collateral Documents, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy. 5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. 6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

F-2 7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof. 8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

F-3 IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written. Dated: _______________, 20___ [GUARANTEEING SUBSIDIARY] By: _______________________________ Name: Title: VECTOR GROUP LTD. By: _______________________________ Name: Title: [EXISTING GUARANTORS] By: _______________________________ Name: Title: [TRUSTEE], as Trustee By: _______________________________ Authorized Signatory